UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.    )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Eaton Corporation plc

(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

2020 Annual General Meeting of Shareholders

Proxy Statement & Notice of Meeting

EATON

Powering Business Worldwide

OUR VISION	To improve the quality of life and the environment through the use of power management technologies and services.

LEADERSHIP ATTRIBUTES

Our culture and what we value are represented in the attributes of all Eaton employees.

■   Ethical: We are ethical. We play by the rules and act with integrity.

■   Passionate: We are passionate. We care deeply about what we do. We set high expectations and we perform.

■   Accountable: We are accountable. We seek responsibility and take ownership. We do what we say.

■   Efficient: We are efficient. We value speed and simplicity.

■   Transparent: We are transparent. We say what we think. We make it okay to disagree.

■   Learn: We learn. We are curious, adaptable and willing to teach what we know.

Notice of Eaton Corporation plc’s Annual General Meeting

MEETING AGENDA:

1.

Electing the 12 director nominees named in the proxy statement;

2.

Approving a proposal to adopt the 2020 Stock Plan;

3.

Approving the appointment of Ernst & Young as independent auditor for 2020 and authorizing the Audit Committee of the Board of Directors to set its remuneration;

4.

Approving, on an advisory basis, the Company’s executive compensation;

5.

Approving a proposal to grant the Board authority to issue shares under Irish law;

6.

Approving a proposal to grant the Board authority to opt-out of pre-emption rights under Irish law;

7.

Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Company shares; and

8.

Transacting any other business that may properly come before the meeting.

	Date: Time: Location:	April 22, 2020 8:00 a.m. local time Eaton House 30 Pembroke Road Dublin 4, Ireland

Record date: February 24, 2020

Online proxy delivery and voting: As permitted by the Securities and Exchange Commission, we are making this proxy statement, the Company’s annual report to shareholders and our Irish statutory accounts available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our annual general meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice has been mailed to shareholders commencing on March 13, 2020 and provides instructions on how you may access and review the proxy materials on the Internet and how to vote.

Proposals 1, 2, 3, 4, 5 and 7 are ordinary resolutions requiring a simple majority of the votes cast at the meeting or by proxy. Proposal 6 is a special resolution requiring at least 75% of the votes cast at the meeting or by proxy. Each proposal is more fully described in this proxy statement.

Also during the meeting, management will present Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2019 along with the related directors’ and auditor’s reports.

If you hold your shares in your broker’s name and wish to vote in person at the annual general meeting, you must contact your broker and request a legal proxy. See page 72 for additional information.

By order of the Board of Directors,

Nigel Crawford Vice President and Secretary March 13, 2020
YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.

If possible, please vote your shares using the Internet instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and mark, sign, date and mail your proxy form in the postage-paid envelope that will be provided. Voting by any of these methods will not limit your right to vote in person at the annual general meeting. Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the annual general meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1, 2 and 4 are not considered routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on April 22, 2020: This proxy statement, the Company’s 2019 Annual Report to Shareholders and our Irish Statutory Accounts for the year ended December 31, 2019 are available at www.proxyvote.com.

Table of Contents

Proxy Summary	1
Proposal 1: Election of Directors	6
Our Nominees	6

How Nominees Are Chosen	11

Director Independence	12

Board Committees	14

Board Meetings and Attendance at Annual General Meeting	16

Board Governance Policies	16
Executive Sessions of the Non-Employee Directors	16
Leadership Structure	17
Oversight of Risk Management	17
Code of Ethics	18
Communicating With the Board	18
Proposal 2: Approving a Proposed 2020 Stock Plan	19
Proposal 3: Appointment of Independent Auditor and Authorization of Audit Committee to Set Auditor Remuneration	28
Audit Committee Report	28
Proposal 4: Advisory Approval of the Company’s Executive Compensation	30
Compensation Discussion and Analysis	32
Compensation Tables	49
2019 CEO Pay Ratio	61
2019 Director Compensation	62
Proposal 5: Granting the Board Authority to Issue Shares	64
Proposal 6: Granting the Board Authority to Opt-Out of Pre-emption Rights	65
Proposal 7: Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Company Shares	67
Other Business	69
Share Ownership Tables	69
Other Information	71
Equity Compensation Plans	71
Admission to the Annual General Meeting	72
Proxy Solicitation	72
How Proxies Will Be Voted	72
Voting at the Meeting	72
Future Shareholder Proposals and Director Nominations	73
Mailings to Shareholders in the Same Household	73
Appendix A — 2020 Stock Plan	74

EATON 2020 Proxy Statement and Notice of Meeting

Back to Contents

Proxy Summary

This summary provides an overview of the items that you will find elsewhere in this proxy statement. We encourage you to read the entire proxy statement for more information about these topics before voting.

This proxy statement, the accompanying proxy form, Eaton’s annual report for the year ended December 31, 2019 and our Irish Statutory Accounts for the year ended December 31, 2019 will be made available or sent to shareholders commencing on or about March 13, 2020.

Throughout this proxy statement, all references to our Board of Directors (or its committees) or officers for periods prior to November 30, 2012, are references to the Board of Directors (or its committees) or officers of Eaton Corporation, our predecessor. Similarly, all references to the Company for such periods refer to Eaton Corporation.

MEETING AGENDA VOTING MATTERS

This year there are seven proposals on the agenda. Adoption of Proposals 1, 2, 3, 4, 5 and 7 requires the affirmative vote of a majority of ordinary shares of the votes cast in person or by proxy. Adoption of Proposal 6 requires the affirmative vote of at least 75% of ordinary shares of the votes cast in person or by proxy.

Proposals	Board Voting Recommendations		Page
Proposal 1 To elect the 12 director nominees named in this Proxy Statement	✓	FOR each nominee	6
Proposal 2 To approve a proposed 2020 Stock Plan	✓	FOR	19
Proposal 3 To appoint Ernst & Young as independent auditor for the 2020 fiscal year and to authorize the Audit Committee to set the auditor fees	✓	FOR	28
Proposal 4 To approve, on an advisory (non-binding) basis, our named executive officers’ compensation as described in this Proxy Statement	✓	FOR	30
Proposal 5 To approve a proposal to grant the Board authority to issue shares under Irish law	✓	FOR	64
Proposal 6 To approve a proposal to grant the Board authority to opt-out of pre-emption rights under Irish law	✓	FOR	65
Proposal 7 To authorize the Company and any subsidiaries of the Company to make overseas market purchases of Company shares	✓	FOR	67

EATON 2020 Proxy Statement and Notice of Meeting	1

Back to Contents

BOARD AND GOVERNANCE FACTS

In addition to executive compensation practices that strongly link pay and performance, Eaton’s Code of Ethics and Board of Directors Governance Policies help to ensure that we “do business right.” For more information about our governance programs and Board of Directors, see Proposal 1 beginning on page 6.

Board and Governance Information	2019	Board and Governance Information	2019
Size of Board	12	Independent Directors Meet without Management Present	Yes
Average Age of Directors	63.1	Director Stock Ownership Guidelines	Yes
Number of Independent Directors	10	Mandatory Retirement Age	Yes
Board Meetings Held in 2019 (average director attendance 95%)	4	Board Orientation and Continuing Education Program	Yes
Annual Election of All Directors	Yes	Code of Ethics for Directors, Officers and Employees	Yes
Majority Voting for Directors	Yes	Succession Planning	Yes
Lead Independent Director	Yes	Comprehensive Sustainability Program	Yes

EATON 2020 Proxy Statement and Notice of Meeting	2

Back to Contents

DIRECTOR NOMINEES

Each director nominee is elected annually by a majority of votes cast. For more information about our nominees, see pages 6 through 10 of this proxy statement.

				Board Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation & Organization(1)	Executive(2)	Finance	Governance	Other Public Company Boards
Craig Arnold Chairman, Eaton Corporation plc and CEO, Eaton Corporation	59	2015				●			1
Christopher M. Connor Lead Director Retired Chairman and Chief Executive Officer, The Sherwin-Williams Company	63	2006	✓		■	■		■	2
Michael J. Critelli Retired Chairman and Chief Executive Officer, Pitney Bowes Inc.	71	1998	✓		■		■		-
Richard H. Fearon Vice Chairman and Chief Financial and Planning Officer, Eaton Corporation	64	2015							2
Olivier Leonetti Chief Financial Officer, Zebra Technologies Corporation	55	2019	✓	■				■	-
Deborah L. McCoy Independent aviation safety consultant	65	2000	✓	■				■	-
Silvio Napoli Executive Chairman of the Board, Schindler Holding AG	54	2019	✓		■			■	1
Gregory R. Page Retired Chairman and Chief Executive Officer, Cargill	68	2003	✓		■		■		3
Sandra Pianalto Retired President and CEO of the Federal Reserve Bank of Cleveland	65	2014	✓	■		■	●		3
Lori J. Ryerkerk Chief Executive Officer, Celanese Corporation	57	-	✓						1
Gerald B. Smith Chairman and CEO, Smith Graham & Co.	69	2012	✓	●		■	■		-
Dorothy C. Thompson Retired Chief Executive, Drax Group plc	59	2016	✓	■		■		●	1
(1)

Todd Bluedorn served as chair of the Compensation and Organization Committee throughout 2019 and will continue to serve as such until his resignation is effective on April 22, 2020.

(2)

Mr. Arnold was a member of the Executive Committee for all of 2019 and serves as Committee Chair. The Lead Director and the chairs of each Board Committee serve as members of the Executive Committee.

							■ Member	● Chair

EATON 2020 Proxy Statement and Notice of Meeting	3

Back to Contents

LINKING PAY WITH PERFORMANCE

Pay for Performance Culture

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The chart below shows the payouts as a percentage of target under our performance-based short- and long-term incentive programs and total return to shareholders over the last five years, illustrating the strong correlation between pay and the performance we are delivering to our shareholders.

TOTAL SHAREHOLDER RETURN AND PERFORMANCE-BASED INCENTIVE PLAN PAYOUTS

1.

In 2015, we changed the length of our performance-based long-term award periods from four to three years. As a result, two long-term performance periods ended on December 31, 2017. Awards for each period were earned at 25% of target.

2.

In 2016, we changed the long-term incentive plan performance criteria from Adjusted Earnings per Share growth and Cash Flow Return on Gross Capital (weighted equally) to relative Total Shareholder Return. The first TSR-based award period began on January 1, 2016 and ended on December 31, 2018. More information about our short- and long-term incentive programs can be found on page 40.

EATON 2020 Proxy Statement and Notice of Meeting	4

Back to Contents

EXECUTIVE COMPENSATION

We design our executive compensation plans and programs to help us attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. We endorse compensation actions that fairly reflect company performance as well as the responsibilities and personal performance of individual executives.

Executive Compensation Program Highlights

Our executive compensation programs are intended to align the interests of our executives with those of our stakeholders and are structured to reflect best practices. Some features of our programs are included in the following chart.

2019 EXECUTIVE COMPENSATION PRACTICES

What We Do:	What We Don’t Do:
✓

Focus on long-term compensation using a balanced portfolio of compensation elements such as cash and equity, and deliver rewards based on sustained performance over time

✓

Stock ownership requirements for executives (6X base salary for CEO)

✓

Caps in our short- and long-term incentive plans, which prevent unintended windfalls

✓

Compensation recovery policy (clawbacks)

✓

Use of targeted performance metrics to align pay with performance

✗

No employment contracts with any salaried U.S. employees, including named executive officers

✗

No hedging or pledging of our shares

✗

No dividend or dividend equivalent payments on unearned performance-based grants

✗

No use of the same metrics in short- and long-term incentive plans

✗

No repricing of stock options and no discounted stock options

✗

No tax gross-ups

Say On Pay 2019 Advisory Vote

The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory, non-binding vote. In 2019, our shareholders approved our executives’ compensation by a vote of 94%.

The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and feedback we receive from our shareholders.

EATON 2020 Proxy Statement and Notice of Meeting	5

Back to Contents

Proposal 1: Election of Directors

Our Board of Directors is currently comprised of 12 members, all of whom serve for a term of one year or until a respective successor is elected and has been qualified. Todd M. Bluedorn has decided not to stand for re-election. Mr. Bluedorn informed the Chairman of the Board of Directors that he would not stand for re-election due to time constraints and other board obligations. All nominees are currently Eaton directors who were elected by shareholders at the 2019 annual general meeting, except Silvio Napoli, who was elected by the Board of Directors effective July 26, 2019, and Lori J. Ryerkerk. Ms. Ryerkerk, if elected, will replace Mr. Bluedorn.

If any of the nominees becomes unable or declines to serve, the individuals named as proxies in the accompanying proxy form will have the authority to vote for any substitutes who may be nominated in accordance with our Articles of Association. However, we have no reason to believe that this will occur.

OUR NOMINEES

Craig Arnold

Chairman, Eaton Corporation plc

and Chief Executive Officer, Eaton Corporation

Craig Arnold is Chairman of the Company and Chief Executive Officer of Eaton Corporation. Mr. Arnold joined Eaton in 2000 as senior vice president and group executive of the Fluid Power Group. He was Vice Chairman and Chief Operating Officer of the Industrial Sector until August 2015 and President and Chief Operating Officer until June 2016. He currently serves on the boards of Medtronic plc and University Hospitals Health System and is a member of The Business Roundtable and The Business Council. Mr. Arnold serves as a director of The Greater Cleveland Partnership and the United Way of Greater Cleveland, and as an advisory board member of the Salvation Army of Greater Cleveland.

Director Qualifications: Mr. Arnold’s years of senior management and executive leadership experience at Eaton provide important insight into the Company to the benefit of the Board of Directors. Mr. Arnold has gained detailed knowledge of Eaton’s businesses, customers, end markets, sales and marketing, technology innovation and new product development, supply chains, manufacturing operations, talent development, policies and internal functions through his service in a wide range of management roles within the Industrial Sector, and as President and Chief Operating Officer of the Company. Further, he possesses significant corporate governance knowledge developed by current and past service on the boards of other publicly traded companies, most notably for Medtronic plc, a publicly traded company domiciled in Ireland.

Director Since 2015 Age 59

Christopher M. Connor

Retired Chairman and Chief Executive Officer, The Sherwin-Williams Company

Christopher M. Connor is the retired Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies. Mr. Connor held a number of executive positions at Sherwin-Williams from 1983 through 2016. He became Chief Executive Officer in 1999, Chairman and Chief Executive Officer in 2000, and Executive Chairman in 2016, and retired as Executive Chairman in December 2016. Mr. Connor currently serves on the boards of Yum! Brands, Inc., International Paper Company, University Hospitals Health System, Playhouse Square Foundation, and The Rock and Roll Hall of Fame.

Director Qualifications: As the retired Chairman and former CEO of a Fortune 500 company, Mr.  Connor has leadership experience and is thoroughly knowledgeable in marketing, talent development, planning, and operational and financial processes. In particular, he has had extensive sales and marketing experience in both direct and distribution channels, and brings broad knowledge of construction, automotive and industrial markets, all areas of strategic importance to Eaton. His background and broad experience are of particular benefit to Eaton in his role as Lead Director.

Lead Director Director since 2006 Age 63

EATON 2020 Proxy Statement and Notice of Meeting	6

Back to Contents

Michael J. Critelli

Retired Chairman and Chief Executive Officer, Pitney Bowes Inc.

Michael J. Critelli serves as the Chief Executive Officer of MoveFlux Corporation, an artificial intelligence software company. Prior to joining MoveFlux in April 2018, he served as the Chief Executive Officer and a director of CloudParc, Inc., a smart cities and transportation technology company, during 2017. Mr. Critelli was the Chief Executive and President and a director of Dossia Services Corporation, a personal and population health management systems company, from 2010 until 2016. He is the retired Chairman and Chief Executive Officer of Pitney Bowes Inc., a provider of global mailstream solutions. Mr. Critelli served as Chairman and Chief Executive Officer of Pitney Bowes from 1997 to 2007 and as Executive Chairman from 2007 to 2008. He also served as a director of ProHealth Physicians, Inc. from 2012 until 2015.

Director Qualifications: Mr. Critelli has extensive experience in risk management, cybersecurity, industry-wide leadership in transportation, logistics, corporate governance, online and social media marketing and communications issues. In addition to broad business experience gained while leading a global Fortune 500 company, he is a thought leader on transportation strategy and regulatory reform, as well as innovative approaches to healthcare. His background and experience are valuable to our Board as it oversees management’s efforts to develop and maintain talent, assess and evaluate enterprise risk management and cybersecurity issues, and navigate the regulatory environment.

Director since 1998 Age 71

Richard H. Fearon

Vice Chairman and Chief Financial and Planning Officer, Eaton Corporation

Richard H. Fearon has served as Chief Financial and Planning Officer of Eaton since April 2002 and Vice Chairman since January 2009. He is responsible for the accounting, control, corporate development, information systems, internal audit, investor relations, strategic planning, tax and treasury functions of Eaton. Prior to Eaton, Mr. Fearon worked at several large diversified companies, including Transamerica Corporation, NatSteel Limited and The Walt Disney Company. He currently is the lead director for PolyOne Corporation and a director of Crown Holdings, Inc. Mr. Fearon also serves on the boards of The Cleveland Museum of Art and Manufacturers Alliance, a trade organization of leading manufacturing companies.

Director Qualifications: Mr. Fearon’s years of experience as Eaton’s Chief Financial Officer provide the Board with important insight. He has comprehensive knowledge of financial accounting standards and extensive experience in financial statement preparation, corporate finance, corporate development, risk management and investor relations. Further, given his experience as Lead Director at PolyOne, he also provides significant governance expertise.

Director since 2015 Age 64

Olivier Leonetti

Chief Financial Officer, Zebra Technologies Corporation

Olivier Leonetti is Chief Financial Officer of Zebra Technologies Corporation, a global leader in innovating at the edge of the enterprise, designing and marketing enterprise solutions software, services and products. Prior to joining Zebra Technologies in November 2016, he served as chief financial officer of Western Digital Corporation, an industry leading provider of storage technologies and solutions, from 2014 to 2016. Mr. Leonetti served as Vice President, Finance – Global Commercial Organization at Amgen, Inc. from 2011 to 2014. From 1997 to 2011, Mr. Leonetti served in various senior finance positions with increasing responsibility at Dell Inc., including most recently as Vice President, Finance. He is a board member of Junior Achievement of Chicago.

Director Qualifications: Mr. Leonetti has comprehensive knowledge of financial accounting standards and extensive experience in accounting, tax, treasury, financial planning and investor relations. He has significant experience of importance to the Company, including management of global businesses in various industries, oversight of large corporate transactions, experience with capital markets, global corporate strategy, management of business services and IT functions, and leadership of operational excellence initiatives. Mr. Leonetti’s experience with technological products and information technology is of particular importance to Eaton as our products evolve to meet customer needs.

Director since 2019 Age 55

EATON 2020 Proxy Statement and Notice of Meeting	7

Back to Contents

Deborah L. McCoy

Independent aviation safety consultant

Deborah L. McCoy is an independent aviation safety consultant. She retired from Continental Airlines, Inc. in 2005, where she had served as Senior Vice President, Flight Operations since 1999. During part of 2005, Ms. McCoy also briefly served as the Chief Executive Officer of DJ Air Group, a start-up commercial airline company.

Director Qualifications: Ms. McCoy has extensive experience in the commercial aerospace markets and brings an understanding of aircraft design and performance, global airline operations and the strategic issues and direction of the aerospace industry. In addition, Ms. McCoy has extensive experience in safety initiatives, Federal regulatory compliance, labor relations, talent management, and risk analysis and mitigation. All of these attributes are of benefit to Eaton’s Board in its oversight role across the enterprise.

Director since 2000 Age 65

Silvio Napoli

Executive Chairman of the Board of Directors, Schindler Holding AG

Silvio Napoli is executive chairman of the Board of Directors of Schindler Holding AG, one of the world’s leading providers of elevators, escalators and related services. He joined the Schindler Group in 1994. During his time with the company, he served in a number of leadership roles including director of corporate development, president and chief executive officer of Schindler India, president of Asia-Pacific, and as the company’s chief executive officer. He previously worked for The Dow Chemical Company in Europe. Mr. Napoli also serves as chairman and president of the Board of Directors of the Swiss-American Chamber of Commerce.

Director Qualifications: As the executive chairman of a large global industrial company, Mr. Napoli has extensive executive leadership experience and is very knowledgeable in the management of industrial products and services. In particular, he has considerable experience in the areas of talent development, financial management, manufacturing and product innovation, and risk management. Mr. Napoli also brings a dynamic international business perspective and global corporate strategy experience to the Board.

Director since 2019 Age 54

Gregory R. Page

Retired Chairman and Chief Executive Officer, Cargill

Gregory R. Page is the retired Chairman and Chief Executive Officer of Cargill, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, and President and Chief Operating Officer in 2000. He became Chairman and Chief Executive Officer in 2007 and was named Executive Chairman in 2013. Mr. Page served as Executive Director from 2015 to 2016, after which he retired from the Cargill Board. Mr. Page is a director of 3M and Deere & Company and is non-executive chairman and a director of Corteva, Inc. He is past Chairman and current board member of Big Brothers Big Sisters of America. Mr. Page is a former director of Carlson and past President and a board member of the Northern Star Council of the Boy Scouts of America. He is a board member of Alight (fka the American Refugee Committee).

Director Qualifications: As the retired Chairman and former Chief Executive Officer of one of the largest global corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets, and a thorough familiarity with the key operating processes of a major corporation, including financial systems and processes, global market dynamics and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational and strategic matters.

Director since 2003 Age 68

EATON 2020 Proxy Statement and Notice of Meeting	8

Back to Contents

Sandra Pianalto

Retired President and Chief Executive Officer of the Federal Reserve Bank of Cleveland

Sandra Pianalto served as President and Chief Executive Officer of the Federal Reserve Bank of Cleveland from February 2003 until her retirement in June 2014. She joined the Bank in 1983 as an economist in the research department and was appointed Assistant Vice President of public affairs in 1984, Vice President and Secretary to the board of directors in 1988, and Vice President and Chief Operating Officer in 1993. Before joining the Bank, Ms. Pianalto was an economist at the Federal Reserve Board of Governors and served on the staff of the Budget Committee of the U.S. House of Representatives. She is currently a director of The J.M. Smucker Company, Prudential Financial, Inc., and FirstEnergy Corporation. Ms. Pianalto is an Executive in Residence at the University of Akron. She serves on the board of directors of University Hospitals Health System and College Now Greater Cleveland, and is past chair and life director of the board of United Way of Greater Cleveland.

Director Qualifications: Ms. Pianalto has extensive experience in monetary policy and financial services and brings to Eaton wide-ranging leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland. As Chief Executive Officer of the Bank, she developed expertise in economic research, management of financial institutions, and payment services to banks and the U.S. Treasury. Ms. Pianalto’s comprehensive experience qualifies her to provide substantial guidance and oversight to the Board in her role as Chair of the Finance Committee.

Director since 2014 Age 65

Lori J. Ryerkerk

Chief Executive Officer, Celanese Corporation

Lori J. Ryerkerk is the Chief Executive Officer and a director of Celanese Corporation, a Fortune 500 global chemical and specialty materials company. Prior to joining Celanese in May 2019, she was the Executive Vice President of Global Manufacturing of Shell Downstream Inc. Ms. Ryerkerk joined Shell in May 2010 as Regional Vice President of Manufacturing in Europe and Africa. In October 2013, she was named Executive Vice President of Global Manufacturing. Before joining Shell, Ms. Ryerkerk was Senior Vice President, Refining, Supply and Terminals at Hess Corporation from 2008 through 2010. Prior to that, she spent 24 years with ExxonMobil and served in a variety of operational and senior leadership roles. Ms. Ryerkerk served on the board of Axalta Coating Systems Limited from 2015 through 2019.

Director Qualifications: As the Chief Executive Officer and a director of a global engineering and manufacturing company, Ms. Ryerkerk has executive leadership experience in the area of industrial materials and products production. In particular, she has considerable experience in leading global operations and managing complex technologies, engineering and supply chain systems. Ms. Ryerkerk also brings an international business perspective, having previously spent time in roles in Europe and Africa. Her experience with industrial companies and in responding to changing market conditions are of particular benefit to Eaton.

Age 57

EATON 2020 Proxy Statement and Notice of Meeting	9

Back to Contents

Gerald B. Smith

Chairman and Chief Executive Officer, Smith Graham & Co.

Gerald B. Smith was a director of Cooper Industries plc from 2000 until 2012 and served as lead independent director of Cooper Industries plc from 2007 to 2012. Mr. Smith joined the Board effective upon the close of the Cooper acquisition. He is Chairman and Chief Executive Officer of Smith Graham & Co., an investment management firm that he founded in 1990. Prior to launching Smith Graham, he served as Senior Vice President and Director of Fixed Income for Underwood Neuhaus & Company. He is a member of the Board of Trustees and chair of the Investment Oversight Committee for The Charles Schwab Family of Funds. Mr. Smith also serves as a director and chair of the Investment Committee of the New York Life Insurance Company. He serves as Chairman of the Texas Southern University Foundation and a director of the Federal Reserve Bank of Dallas. He is a former director of the Federal Reserve Bank of Dallas, Houston branch.

Director Qualifications: Mr. Smith has expertise in finance, portfolio management and marketing through executive positions in the financial services industry, including being founder, Chairman and Chief Executive Officer of Smith Graham & Co. His experience as a director of companies in the oil and gas and energy services businesses has provided him with valuable insight into markets in which Eaton also participates. Mr. Smith’s past experience as lead independent director of Cooper provides ongoing institutional knowledge of legacy Cooper businesses and has benefited the process of integrating Cooper into Eaton. His experience and expertise provide him valuable insight on financial, operational and strategic matters in his role as Chair of the Audit Committee.

Director since 2012 Age 69

Dorothy C. Thompson

Retired Chief Executive, Drax Group plc

Dorothy C. Thompson CBE is the retired Chief Executive and director of Drax Group plc, an international electricity and energy company, where she served from 2005 until her retirement in 2017. Before joining Drax, Ms. Thompson managed InterGen NV’s European power business, was assistant group treasurer at Powergen plc and worked at CDC Capital Partners, the private sector arm of the British Government’s aid program. Ms. Thompson is a member of the Court of Directors of the Bank of England, where she is also Chair of the Audit and Risk Committee and Senior Independent Director. She also serves as the Chair of Tullow Oil plc, the London Stock Exchange listed oil exploration and production company. She was a director of Johnson Matthey Plc from 2007 through 2016.

Director Qualifications: As the retired Chief Executive of Drax, Ms. Thompson has unique insight into the sourcing, generation and supply of sustainable and renewable energy. She also brings to the Board vast experience in all aspects of finance as well as an international business perspective. Ms. Thompson’s work as Chair of the Audit and Risk Committee of the Bank of England and as Chair of Tullow Oil plc provide valuable financial and governance insight and experience to the Board and Audit Committee of the Company.

Director since 2016 Age 59

EATON 2020 Proxy Statement and Notice of Meeting	10

Back to Contents

HOW NOMINEES ARE CHOSEN

Director Nomination Process

The Governance Committee of the Board, composed entirely of directors who meet the independence standards of the Board of Directors and the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee charter is available on our website at www.eaton.com/governance.

The Governance Committee will consider any director candidates recommended by our shareholders, consistent with the process used for all candidates. To learn how to submit a shareholder recommendation, see below under “Shareholder Recommendations of Director Candidates.”

The Governance Committee Chair reviews all potential director candidates in consultation with the Chairman, typically with the assistance of a professional search firm retained by the Committee. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the annual general meeting. Between annual general meetings, nominees may also be elected by the Board itself. Director Silvio Napoli was elected by the Board effective July 26, 2019. Mr. Napoli and director nominee Lori J. Ryerkerk were identified as director candidates by a third-party search firm retained by the Governance Committee and were recommended as nominees to the Board by the Committee.

Director Qualifications and Board Diversity

The Board of Directors recognizes the value of nominating director candidates who bring diverse opinions, perspectives, skills, experiences, backgrounds, and orientations to Board deliberations. The Governance Committee uses a rigorous process for identifying and evaluating director nominees. In order to be recommended by the Committee, a candidate must have the following minimum qualifications, as described in the Board of Directors Governance Policies: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to our objectives, and a sensitivity to our corporate responsibilities. In addition, the Committee looks for individuals with specific qualifications so that the Board as a whole has diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. These specific qualifications may vary from year to year, depending upon the composition of the Board at that time.

The Governance Committee is responsible for ensuring that director qualifications are met and Board balance and diversity objectives are considered during its review of director candidates. The Committee annually evaluates the extent to which these goals are satisfied as part of its yearly assessment of the skills and experience of each of the current directors using a director skills matrix and a director evaluation process.

The director evaluation process includes self-evaluation, input from the Chairman and CEO, and input from the chairs of each Board committee. A self-evaluation is designed to elicit each director’s thoughts about his or her contributions in light of the needs of the Board and the Company. The evaluation is focused on opportunities for further improvement in effectiveness, indication of preferences in future Board committee rotation, identification of board matter educational priorities, and requests for Company specific orientation information. The director evaluation process is typically conducted during the October and February Governance Committee and Board meetings. At the conclusion of the evaluation process, the Chair of the Governance Committee provides specific feedback to the individual directors relative to further performance improvement, educational opportunities, and other counsel.

Upon completion of the skills matrix and the evaluation process, the Governance Committee identifies areas of director knowledge and experience that may benefit the Board in the future and uses that information as part of the director search and nomination effort.

The Board of Directors Governance Policies are available on our website at www.eaton.com/governance.

EATON 2020 Proxy Statement and Notice of Meeting	11

Back to Contents

Shareholder Recommendations of Director Candidates

The Governance Committee will consider director candidates who are recommended to it in writing by any Eaton shareholder who submits a recommendation by following the procedures required under our Articles of Association for nominating director candidates. Accordingly, any shareholder wishing to recommend an individual as a nominee for election at the 2021 annual general meeting should send a signed letter of recommendation to the following address: Eaton Corporation plc, Attention: Company Secretary, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2. Recommendation letters must be received no earlier than November 13, 2020 and no later than December 13, 2020, and must include the reasons for the recommendation, the full name, age and address of each proposed nominee, a brief biographical history setting forth past and present directorships, past and present positions held, occupations and civic activities, and details of Company shares owned by each proposed nominee. The recommendation letter should be accompanied by a written statement from the proposed nominee consenting to be nominated and, if nominated and elected, to serve as a director.

Any shareholder wishing to recommend an individual as a nominee for election as a director must also describe in a detailed writing any financial agreement, arrangement or understanding between the nominee and any party other than the Company relating to such nominee’s potential service as a director, and details of any compensation or other payment received from any such third party relating to such nominee’s potential service as a director.

DIRECTOR INDEPENDENCE

The Board of Directors Governance Policies provide that all of our non-employee directors should be independent. The listing standards of the New York Stock Exchange state that no director can qualify as independent unless the Board of Directors affirmatively determines that he or she has no material relationship with the Company. Additional, and more stringent, standards of independence are required of Audit Committee members. Our annual proxy statement discloses the Board’s determination as to the independence of the Audit Committee members and of all non-employee directors. For our current non-employee directors and nominees, we describe these determinations here.

As permitted by the New York Stock Exchange listing standards, the Board of Directors has determined that certain categories of relationships between a non-employee director and the Company will be treated as immaterial for purposes of determining a director’s independence. These “categorical” standards are included in the Board of Directors’ independence criteria. The independence criteria for non-employee directors and members of the Audit Committee are available on our website at www.eaton.com/governance.

Because director independence may be influenced by their use of Company aircraft and other Company-paid transportation, the Board has adopted a policy on this subject.

In their review of director and nominee independence, the Board of Directors and its Governance Committee have considered the following circumstances:

■

Directors Todd M. Bluedorn and Silvio Napoli and director nominee Lori J. Ryerkerk serve as executive officers of companies that had purchases and/or sales of property or services with us during 2019. In each case, the amounts of the purchases and sales met the Board’s categorical standard for immateriality; that is, they were less than the greater of $1 million or 2% of the annual consolidated gross revenues of the director’s company. Mr. Bluedorn is Chairman and CEO of Lennox International Inc., which purchased approximately $524,000 worth of Eaton products and sold approximately $4,000 worth of products to Eaton during 2019. Mr. Napoli is the Executive Chairman of the Board of Directors of Schindler Holding AG, which purchased approximately $1,585,000 worth of Eaton products and sold approximately $12,000 worth of products to Eaton during 2019. Ms. Ryerkerk is the Chief Executive Officer of Celanese Corporation, which purchased approximately $133,000 worth of Eaton products and sold approximately $3,418,000 worth of products to Eaton during 2019.

■

The use of our aircraft and other Company-paid transportation by all non-employee directors is consistent with the Board policy on that subject.

EATON 2020 Proxy Statement and Notice of Meeting	12

Back to Contents

After reviewing the circumstances described above (which are the only relevant circumstances known to the Board of Directors), the Board has affirmatively determined that none of our non-employee directors, nor director nominee Lori J. Ryerkerk, has a material relationship with the Company other than in his or her capacity as a director, and that all of our non-employee directors qualify as independent under the Board’s independence criteria and the New York Stock Exchange standards. All members of the Audit, Compensation and Organization, Finance, and Governance Committees qualify as independent under the standards described above.

The Board also has affirmatively determined that each member of the Audit Committee — O. Leonetti, D. McCoy, S. Pianalto, G. Smith and D. Thompson — meets not only our Board’s independence criteria but the special independence standards required by the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the related rules adopted by the Securities and Exchange Commission.

Review of Related Person Transactions

Our Board of Directors has adopted a written policy to identify and evaluate “related person transactions,” that is, transactions between us and any of our executive officers, directors, director nominees, 5%-plus security holders or members of their “immediate families,” or organizations where they or their family members serve as officers or employees. The Board policy calls for the disinterested members of the Board’s Governance Committee to conduct an annual review of all such transactions. At the Committee’s direction, a survey is conducted annually of all transactions involving related persons, and the Committee reviews the results in February of each year. The Committee is responsible for determining whether any “related person transaction” (i) poses a significant risk of impairing, or appearing to impair, the judgment or objectivity of the individuals involved; (ii) poses a significant risk of impairing, or appearing to impair, the independence of an outside director or director nominee; or (iii) has terms that are less favorable to us than those generally available in the marketplace. Depending upon the Committee’s assessment of these risks, the Committee will respond appropriately. In addition, as required by the rules of the Securities and Exchange Commission, any transactions that are material to a related person are disclosed in our proxy statement.

As disclosed above, the Governance Committee is charged with reviewing issues involving director independence and all related persons transactions. The Committee and the Board have determined that since the beginning of 2019 the only related person transactions were those described above under the heading “Director Independence” and that none of our executive officers engaged in any such transactions. The Committee also concluded that none of the related person transactions posed risks to the Company in any of the areas described above.

EATON 2020 Proxy Statement and Notice of Meeting	13

Back to Contents

BOARD COMMITTEES

The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance, and Governance.

Audit Committee		Met 5 times in 2019

Gerald B. Smith (Chair) Olivier Leonetti Deborah L. McCoy Sandra Pianalto Dorothy C. Thompson	The functions of the Audit Committee include assisting the Board in overseeing:
	■ the integrity of our financial statements and our systems of internal accounting and financial controls; ■ the independence, qualifications and performance of our independent auditor;	■ the performance of our internal auditors; ■ the cybersecurity program as part of the risk oversight function; and ■ our compliance with legal and regulatory requirements.

The Committee also has sole authority to appoint, compensate and terminate the independent auditor, and pre-approves all auditing services and permitted non-audit services that the audit firm may perform for the Company. The Committee is also responsible for negotiating the audit fees. In order to ensure continuing auditor independence, the Committee periodically considers whether there should be a rotation of the independent audit firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Committee and its Chair are directly involved in the selection of the audit firm’s new lead engagement partner. Among its other responsibilities, the Committee meets regularly in separate Executive Sessions with our independent auditor and senior leaders of Eaton Corporation, including the Vice Chairman and Chief Financial and Planning Officer, Executive Vice President and General Counsel, Senior Vice President-Internal Audit, and Senior Vice President-Global Ethics and Compliance; approves the Committee’s report to be included in our annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters.

Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission. In addition, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate, that Messrs. Leonetti and Smith and Mses. Pianalto and Thompson each qualify as an audit committee financial expert (as defined in Securities and Exchange Commission rules) and that all members of the Audit Committee have accounting or related financial management expertise.

EATON 2020 Proxy Statement and Notice of Meeting	14

Back to Contents

Compensation and Organization Committee	Met 4 times in 2019

Todd M. Bluedorn (Chair) Christopher M. Connor Michael J. Critelli Silvio Napoli Gregory R. Page	The functions of the Compensation and Organization Committee include:
■

reviewing proposed organization or responsibility changes at the senior officer level;

■

evaluating the performance of the Company’s Chairman and Eaton Corporation’s Chief Executive Officer with input from all non-employee directors;

■

reviewing the performance evaluations of the other senior officers;

■

reviewing succession planning;

■

reviewing our practices for recruiting and developing a diverse talent pool;

■

determining the annual salaries and short- and long-term incentive opportunities for our senior officers;

■

establishing performance objectives under our short- and long-term incentive compensation plans and assessing performance against these objectives;

■

annually determining the aggregate amount of awards to be made under our short-term incentive compensation plans and adjusting those amounts as it deems appropriate within the terms of those plans;

■

annually determining the individual awards to be made to our senior officers under our short- and long-term incentive compensation plans;

■

overseeing our stock plans;

■

reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive;

■

reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees; and

■

issuing an annual report for our proxy statement regarding executive compensation.

Additional information on the Committee’s processes and procedures is contained in the Compensation Discussion and Analysis portion of this proxy statement beginning on page 32.

Executive Committee

Craig Arnold (Chair) Todd M. Bluedorn Christopher M. Connor Sandra Pianalto Gerald B. Smith Dorothy C. Thompson

The functions of the Executive Committee include:

■

acting on matters requiring Board action during the intervals between Board meetings; and

■

carrying out any function of the Board except for filling Board or Committee vacancies.

Mr. Arnold serves as Committee Chair. The Lead Director and the chairs of each Board Committee serve as members of the Executive Committee. The Committee did not meet in 2019.

Finance Committee	Met 2 times in 2019

Sandra Pianalto (Chair) Todd M. Bluedorn Michael J. Critelli Gregory R. Page Gerald B. Smith	The functions of the Finance Committee include:
■

the periodic review of our financial condition and the recommendation of financial policies to the Board;

■

analyzing Company policy regarding its debt-to-equity relationship;

■

reviewing and making recommendations to the Board regarding our dividend policy;

■

reviewing our cash flow, proposals for long- and short-term debt financing and the financial risk management program;

■

meeting with and reviewing the performance of the management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and

■

reviewing the key assumptions used to calculate annual pension expense.

EATON 2020 Proxy Statement and Notice of Meeting	15

Back to Contents

Governance Committee	Met 4 times in 2019

Dorothy C. Thompson (Chair) Christopher M. Connor Olivier Leonetti Deborah L. McCoy Silvio Napoli	The responsibilities of the Governance Committee include:
■

recommending to the Board improvements in our corporate governance processes and any changes in the Board Governance Policies;

■

advising the Board on changes in the size and composition of the Board;

■

annually submitting to the Board candidates for members and chairs of each standing Board committee;

■

in consultation with the Chief Executive Officer of Eaton Corporation, identifying and recommending to the Board candidates for Board membership;

■

reviewing and recommending to the Board the nomination of directors for re-election;

■

overseeing the orientation of new directors and the ongoing education of the Board;

■

recommending to the Board compensation of non-employee directors;

■

administering the Board’s policy on director retirements and resignations; and

■

establishing guidelines and procedures to be used by the directors to evaluate the Board’s performance.

Other responsibilities include providing oversight on significant public policy issues with respect to our relationships with shareholders, employees, customers, competitors, suppliers and the communities in which we operate, including such areas as ethics, compliance, environmental, health and safety issues, community relations, government relations, charitable contributions and shareholder relations.

Committee Charters and Policies

The Board committee charters are available on our website at www.eaton.com/governance.

In addition to the Board of Directors Governance Policies, certain other policies relating to corporate governance matters are adopted from time to time by Board committees, or by the Board itself upon recommendation of the committees.

BOARD MEETINGS AND ATTENDANCE AT ANNUAL GENERAL MEETING

The Board of Directors held four meetings in 2019. Each of the directors attended at least 90% of the meetings of the Board and the committees on which he or she served. The average rate of attendance for all directors was 95%.

The policy of the Board of Directors is that all directors should attend the annual general meetings of shareholders. At the 2019 annual general meeting held April 24, 2019, all members of the Board at that time were in attendance.

BOARD GOVERNANCE POLICIES

The Board revised the Board of Directors Governance Policies most recently in July 2018, as recommended by the Governance Committee of the Board. The revised Governance Policies are available on our website at www.eaton.com/governance.

EXECUTIVE SESSIONS OF THE NON-EMPLOYEE DIRECTORS

The Board’s policy is that the non-employee directors, all of whom qualify as “independent” under the criteria of the Board of Directors and the New York Stock Exchange, meet in Executive Session at each regular Board meeting, without the Chairman, Mr. Fearon or other members of management present, to discuss topics they deem appropriate. As described more fully in “Leadership Structure” below, the Lead Director chairs these Executive Sessions.

At each meeting of the Audit, Compensation and Organization, Finance, and Governance Committees, the Committee members (all of whom qualify as independent) hold an Executive Session, without any members of our management present, to discuss topics they deem appropriate.

EATON 2020 Proxy Statement and Notice of Meeting	16

Back to Contents

LEADERSHIP STRUCTURE

Our governance structure follows a successful leadership model under which the Chief Executive Officer of Eaton Corporation also serves as Chairman of the Board of the Company. Recognizing that different leadership models may work well for other companies at different times depending upon individual circumstances, we believe that our Company has been well served by the combined Chief Executive Officer and Chairman leadership structure and that this approach has continued to be highly effective with the addition of a Lead Director. We believe we have benefited greatly from having a Chairman who sets the tone and direction for the Company while also having the primary responsibility as Chief Executive Officer for managing Eaton’s day-to-day operations, and allowing the Board to carry out its strategic, governance, oversight and decision-making responsibilities with the equal involvement of each director.

Our Board is composed of independent directors, except for our Chairman, Mr. Arnold, and Mr. Fearon. Of our 10 non-employee directors, six are currently serving or have served as a chief executive officer and/or chair of a publicly traded company. The Audit, Compensation and Organization, Finance, and Governance Committees are chaired by independent directors. Our Chairman has benefited from the extensive leadership experience represented on our Board of Directors.

The Board evaluates the leadership structure annually, and it will continue to do so as circumstances change. In its February 2020 annual evaluation, the Board concluded that the current leadership structure — under which the Chief Executive Officer of Eaton Corporation serves as Chairman of the Board of the Company, our Board committees are chaired by independent directors, and a Lead Director assumes specific responsibilities on behalf of the independent directors — remains the optimal board leadership structure for our Company and our shareholders at the present time.

Lead Director

Christopher M. Connor, who has served on Eaton’s Board since 2006, was first elected Lead Director by our independent directors in 2016. The Lead Director has specific responsibilities, including chairing meetings of the Board at which the Chairman is not present (including Executive Sessions of the Board), approving the agenda and schedule for Board meetings on behalf of the independent directors, approving information sent to the Board, serving as liaison between the Chairman and the independent directors, and being available for consultation and direct communications with shareholders and other Company stakeholders. The Lead Director has the authority to call meetings of the independent directors and to retain outside advisors who report directly to the Board of Directors. The Lead Director’s performance is assessed annually by the Board in a process led by the Chair of the Governance Committee, and the position of Lead Director is elected annually by our independent directors.

OVERSIGHT OF RISK MANAGEMENT

Management continually monitors the material risks facing the Company, including strategic risk, financial risk, operational risk, and legal and compliance risk. The Board of Directors has chosen to retain overall responsibility for risk assessment and oversight at the Board level in light of the interrelated nature of the elements of risk, rather than delegating this responsibility to a Board committee. The Board is responsible for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. As described below, the Board receives assistance from certain of its committees for the identification and monitoring of those risks that are related to the committees’ areas of focus as described in each committee charter. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

The Audit Committee considers risks related to internal controls, disclosure, financial reporting and legal and compliance matters. Among other processes, the Audit Committee meets regularly in closed-door sessions with our internal and external auditors and senior leaders of Eaton Corporation, including the senior members of the Finance function, the Executive Vice President and General Counsel, and the Senior Vice President-Global Ethics and Compliance. As described more fully in the section entitled “Relationship Between Compensation Plans and Risk” on page 47, the Compensation and Organization Committee reviews risks associated with the Company’s compensation programs to ensure that incentive compensation arrangements for senior executives do not encourage inappropriate risk taking. The Governance Committee considers risks related to corporate governance, such as director independence and related person transactions, and risks associated with the environment, health and safety.

EATON 2020 Proxy Statement and Notice of Meeting	17

Back to Contents

CODE OF ETHICS

We have a Code of Ethics that was approved by the Board of Directors. We provide training globally for all employees on our Code of Ethics. We require that all directors, officers and employees of the Company, our subsidiaries and affiliates, abide by our Code of Ethics, which is available on our website at www.eaton.com/governance. In addition, we will disclose on our website any waiver of or amendment to our Code of Ethics requiring disclosure under applicable rules.

COMMUNICATING WITH THE BOARD

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board, individual directors or the non-employee directors as a group. Shareholders and other interested parties may send such communications by mail or courier delivery addressed as follows:

Company Secretary
Eaton Corporation plc
Eaton House
30 Pembroke Road
Dublin 4, Ireland
D04 Y0C2

Email messages to the directors may be sent to Board@eaton.com.

Generally, the Company Secretary forwards all such communications to the Lead Director. The Lead Director determines whether the communications should be forwarded to other members of the Board and forwards them accordingly. For communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Company Secretary forwards those communications directly to those individuals.

Alternatively, correspondence may be sent to:

Lead Director
Eaton Corporation plc
Eaton House
30 Pembroke Road
Dublin 4, Ireland
D04 Y0C2

The Secretary maintains a log of all correspondence addressed to the Board and, except as noted below, forwards all communications to the interested directors. For example, correspondence on a financial topic would be sent to the Chair of the Finance or Audit Committees, and correspondence on governance topics to the Lead Director or Chair of the Governance Committee.

The Secretary makes periodic reports to the Governance Committee regarding correspondence from shareholders and other interested parties.

Derivative shareholder communications and demands for inspection of company records should be sent to the Secretary who will promptly disseminate such communications to the entire Board. The Board will consult with the General Counsel or her designee to determine appropriate action.

The directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.

EATON 2020 Proxy Statement and Notice of Meeting	18

Back to Contents

Proposal 2:

Approving a Proposed 2020 Stock Plan

INTRODUCTION

Our Board of Directors believes that share-based incentives are important factors in attracting and retaining highly qualified executives and non-employee directors, and that such incentives help to align the interests of those executives and directors with the interests of our shareholders. Therefore, on February 26, 2020, the Board of Directors unanimously adopted the Eaton Corporation plc 2020 Stock Plan (the “2020 Plan”), subject to approval of the Plan by our shareholders.

The 2020 Plan, if approved by our shareholders, will be the successor to the Company’s 2015 Stock Plan (the “2015 Plan”). As of February 29, 2020, approximately 6,787,000 ordinary shares (“shares”) remained available for issuance under the 2015 Plan and 7,027,961 shares were subject to outstanding awards under the 2015 Plan and other Company stock plans previously approved by shareholders. If the 2020 Plan is approved by our shareholders, no further awards will be made under the 2015 Plan. However, awards granted under the 2015 Plan before shareholder approval of the 2020 Plan will remain outstanding in accordance with their terms.

Shareholders are asked to approve the 2020 Plan to authorize 18,000,000 million shares for issuance under the 2020 Plan, plus the number of shares that are still available to be granted under the 2015 Plan immediately before the date of shareholder approval of the 2020 Plan. Shareholders are being asked to approve the 2020 Plan in order to satisfy New York Stock Exchange rules relating to equity compensation plans and to authorize the grant of stock options under the 2020 Plan that are intended to qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

KEY CONSIDERATIONS IN ADOPTION OF THE 2020 PLAN

The Board of Directors believes that the 2020 Plan is needed to continue to provide long-term incentives to executives for outstanding service to us and our shareholders and to assist in recruiting and retaining highly qualified individuals as employees and non-employee directors.

In recommending that the Board of Directors adopt the 2020 Plan, the Compensation and Organization Committee considered the Company’s historical and expected usage of equity compensation (also referred to as burn rate), the number of shares remaining for awards under the 2015 Plan, potential dilution from the 2020 Plan, overhang resulting from our equity compensation plans, the importance of an effective equity compensation program to the Company’s success, and the potential effect of the 2020 Plan on the Company’s shareholders.

The Company’s equity compensation grant practices and certain key features of the 2020 Plan are described below.

EQUITY GRANT PRACTICES

Outstanding Equity Awards

As of February 29, 2020, there were approximately 2,453,802 million full value awards (that is, awards other than stock options and stock appreciation rights) issued and outstanding and approximately 4,574,159 million stock options outstanding under the 2015 Plan and prior Eaton stock plans. As of that date, the weighted average exercise price of our outstanding stock options was $68.31, and the weighted average remaining contractual term for the outstanding stock options was 5.7 years. As noted above, as of February 29, 2020, approximately 6,787,000 ordinary shares remained available for issuance under the 2015 Plan.

Dilution

Annual dilution from our equity compensation program is measured as the total number of shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total shares outstanding at the end of the year. Annual dilution from our equity compensation program for fiscal year 2019 was

EATON 2020 Proxy Statement and Notice of Meeting	19

Back to Contents

0.38%. The overall potential dilution from the 24,787,000 share reserve under the 2020 Plan would be 6.00%, based on the total shares outstanding as of December 31, 2019.

Burn Rate

Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of shareholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year (with full value awards adjusted to be counted on a 2.36-to-1 basis) by the weighted average number of shares outstanding during the year. The Company’s burn rate for the past three fiscal years has been as follows:

Year	Options Granted	Adjusted Full Value Awards Granted	Options + Adjusted Full Value Awards	Weighted Average Number of Ordinary Shares Outstanding	Burn Rate
2019	758,125	2,824,970	3,583,095	420,800,000	0.85%
2018	585,500	2,443,523	3,029,023	436,900,000	0.69%
2017	729,050	2,976,994	3,706,044	447,000,000	0.83%
Our three-year average Burn Rate is 0.79%.

Overhang

Overhang is another measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of December 31, 2019, our overhang was 3.96%. As of February 29, 2020, the 18,000,000 shares being requested under the 2020 Plan would bring our aggregate overhang to approximately 7.70%.

Requested Shares

Based on our burn rate experience, the shares remaining available for issuance under the 2015 Plan will not allow us to continue our equity program in its current format beyond 2021. Unless our shareholders approve the 2020 Plan, we may be required to increase the cash component of our compensation mix which would inhibit our ability to align our executives’ interests with the interests of our shareholders, to recruit and retain new executives, key employees and non-employee directors, and motivate our current executives and key employees over a long-term horizon. We believe that the 24,787,000 shares that would be authorized under the 2020 Plan will be sufficient for the Company to continue its equity compensation program for approximately 5 years. However, there can be no certainty as to the future use of shares under the 2020 Plan (assuming it is approved by shareholders), because awards under the 2020 Plan are discretionary, we may grant a different mix of equity awards than in the past, and other factors, such as our share price, may affect the rate at which shares are utilized under the 2020 Plan.

KEY FEATURES OF THE 2020 PLAN

Certain key features of the 2020 Plan are described below:

Feature	Description
Fungible Share Plan Design

The 2020 Plan employs a “fungible” plan design that assigns a higher cost to full value awards by reducing the share reserve on a greater than one-for-one basis for full value awards. Consistent with the 2015 Plan, we have maintained a fungible rate of 2.36-to-1 for full value awards. Full value awards are any awards granted under the 2020 Plan other than stock options and stock appreciation rights.

Responsible Share Counting Provisions

The 2020 Plan does not permit “liberal share recycling.” Only awards that are cancelled, forfeited or paid only in cash can be added back to the 2020 Plan’s share reserve. Shares withheld to satisfy a tax withholding obligation or pay the exercise price of a stock option will not be added back to the 2020 Plan’s share reserve, and neither will any shares repurchased by the Company using stock option proceeds.

Minimum Vesting Periods

The 2020 Plan generally provides for a minimum vesting period of at least three years for awards to employees that vest based on continued service, a minimum vesting period of at least one year for awards to non-employee directors that vest based on continued service, and a minimum performance period of at least one year for awards subject to the achievement of performance objectives. However, up to 5% of the total number of shares authorized for delivery under the 2020 Plan may be issued pursuant to awards that do not meet these minimum vesting and performance period requirements.

EATON 2020 Proxy Statement and Notice of Meeting	20

Back to Contents

Feature	Description
No Current Payment of Dividends or Dividend Equivalents on Unearned Full Value Awards; No Dividend Equivalents on Stock Options or SARs

Dividends and dividend equivalents will not be paid currently on any full value awards (whether vesting is performance-based or service-based) unless and until the awards become vested. Instead, any dividends or dividend equivalents on full value awards must be accumulated or deemed reinvested and paid on a deferred basis, contingent upon the vesting of the underlying award. No dividend equivalents may be paid on any stock options or stock appreciation rights.

No “Liberal” Change of Control Definition

The 2020 Plan does not include a “liberal” change of control definition, which means that a change of control must actually occur in order for the change of control provisions of the 2020 Plan to apply.

Double-Trigger Vesting

The 2020 Plan generally provides that, in the event of a change of control, awards will vest on a “double-trigger” basis. That is, if the awards are assumed or substituted by the acquiring or surviving company, they generally will continue to be subject to the original vesting schedule, except that vesting generally will accelerate as provided in the 2020 Plan in the event of a qualifying termination of employment within two years after the change of control. If awards are not assumed or substituted by the acquiring or surviving company, they generally will become vested upon the change of control as provided in the 2020 Plan.

Clawback and Forfeiture Provisions

Awards granted under the 2020 Plan will be subject to recoupment under our compensation recovery policy (as it may be amended from time to time). Awards granted under the 2020 Plan also will be subject to forfeiture and potential recoupment as provided by the Compensation and Organization Committee if a participant is terminated for cause or if the participant engages in certain harmful activity, whether during or after termination of employment.

No Repricing of Stock Options or SARs

The 2020 Plan does not permit the “repricing” of stock options and stock appreciation rights without shareholder approval. This includes repricing by exchange for cash or a new or different type of award.

Annual Limit on Awards to Directors

The 2020 Plan imposes an annual limit on awards to the Company’s non-employee directors. Specifically, the sum of (i) the amount of cash fees payable to a non-employee director in a single calendar year, and (ii) the grant date fair value of any equity awards granted the non-employee director under the 2020 Plan during that calendar year generally may not exceed $750,000. Should the roles of the Company’s CEO and Chairman of the Board of Directors become separated, the compensation limit for a non-employee director serving as non-executive Chairman of the Board of Directors would be $1,500,000.

No Discounted Stock Options or SARs

The 2020 Plan does not permit the use of “discounted” stock options or stock appreciation rights, which means that such awards must be granted with an exercise price or base price at least equal to the fair market value per share on the date of grant.

Administered by an Independent Committee

The 2020 Plan will be administered by the Compensation and Organization Committee, except for non-employee director awards, which will be administered by the Governance Committee. Each of the members of the Compensation and Organization Committee and the Governance Committee qualifies as “independent” under the listing standards of the New York Stock Exchange.

SUMMARY OF THE PLAN

The following summary of the 2020 Plan, which is qualified in its entirety by the full text of the 2020 Plan attached as Appendix A to this Proxy Statement.

Eligibility and Types of Awards

The 2020 Plan authorizes the grant of equity-based compensation awards to those employees of the Company and its subsidiaries who are selected by the Compensation and Organization Committee, and the 2020 Plan also authorizes the Governance Committee to grant awards to non-employee directors of the Company. Awards under the 2020 Plan may be granted in the form of stock options, stock appreciation rights (or “SARs”), restricted shares, restricted share units, performance shares and other share-based awards. If approved by shareholders, the Company’s 10 non-employee directors and approximately 800 employees would be eligible to be selected to receive awards under the 2020 Plan.

ADMINISTRATION

The Compensation and Organization Committee, which is comprised of non-employee directors, will administer awards granted to employees. The Governance Committee of the Board, which is also comprised of non-employee directors, will administer non-employee director awards. In the remainder of this summary, we use the term “Committee” to refer to the committee of the Board of Directors with authority to administer the applicable awards under the 2020 Stock Plan (that is, the Governance Committee, with respect to awards granted to non-employee directors, and the Compensation and Organization Committee, with respect to all other awards). To the extent permitted by applicable law, the Committee may delegate its authority to one or more officers or directors of the Company or Eaton Corporation. Further, the Board of Directors may reserve to itself any of the Committee’s authority and may act as the administrator of the Plan.

EATON 2020 Proxy Statement and Notice of Meeting	21

Back to Contents

SHARES AVAILABLE

Subject to adjustments as described below, the total number of shares that may be delivered under the 2020 Plan will not exceed 18,000,000 (all of which potentially may be issued pursuant to awards of incentive stock options), plus the number of shares that, immediately prior to the date of shareholder approval of the 2020 Plan, were available to be granted under the 2015 Stock Plan. The number of shares available under the 2020 Plan will be reduced by one share for each share subject to an award of options or stock appreciation rights and by 2.36 shares for each full value award granted under the 2020 Plan. Shares tendered or withheld to pay the exercise price of a stock option or to cover tax withholding will not be added back to the number of shares available under the 2020 Plan. Upon exercise of any stock appreciation right that may be settled in shares, the full number of shares subject to that award will be counted against the number of shares available under the 2020 Plan, regardless of the number of shares used to settle the stock appreciation right upon exercise. To the extent that any award under the 2020 Plan or any award granted under the 2015 Plan prior to shareholder approval of the 2020 Stock Plan is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards granted but not delivered will be added to the number of shares available for awards under the 2020 Plan. Any shares that become so available for grant under the 2020 Plan shall be added back as one share if such shares were subject to stock options or stock appreciation rights, and as 2.36 shares if such shares were subject to full value awards. Shares available for awards under the 2020 Plan may consist of authorized and unissued shares, treasury shares (including shares purchased by the Company in the open market) or a combination of the foregoing.

Limitation on Awards to Non-Employee Directors

Notwithstanding any other provision of the 2020 Plan to the contrary, the aggregate grant date fair value (determined in accordance with applicable financial accounting rules) of all awards granted to any single non-employee director during any single calendar year, taken together with all cash fees payable to the non-employee director during that calendar year, generally may not exceed $750,000. However, should the roles of the Company’s CEO and Chairman of the Board of Directors become separated, the compensation limit for a non-employee director serving as non-executive Chairman of the Board of Directors would be $1,500,000.

STOCK OPTIONS

Subject to the terms and provisions of the 2020 Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Committee. Options may be granted as incentive stock options (to employees only) or as nonqualified stock options. The Committee will determine the number of options granted to each recipient. Each option grant will be evidenced by an award agreement that specifies whether the options are intended to be incentive stock options or nonqualified stock options and such additional limitations, terms and conditions as the Committee may determine, consistent with the provisions of the 2020 Plan.

The exercise price for each stock option may not be less than 100% of the fair market value of an ordinary share on the date of grant, and each stock option shall have a term no longer than 10 years. For this purpose, fair market value will be the closing price as quoted on the New York Stock Exchange unless the Committee specifies a different method to determine fair market value. The closing price per ordinary share on the New York Stock Exchange on February 28, 2020 was $90.72. Stock options granted under the Plan may be exercised by such methods and procedures as determined by the Committee from time to time.

STOCK APPRECIATION RIGHTS

The Committee in its discretion may grant SARs under the 2020 Plan. A SAR entitles the holder to receive from the Company upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years.

We may make payment in settlement of the exercise of a SAR by delivering shares, cash or a combination of shares and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Committee may determine, consistent with the provisions of the 2020 Plan.

EATON 2020 Proxy Statement and Notice of Meeting	22

Back to Contents

RESTRICTED SHARES

Under the Plan, the Committee may grant or sell restricted shares to plan participants (i.e., shares that are subject to a substantial risk of forfeiture based on continued service and/or the achievement of performance objectives and that are subject to restrictions on transferability). Except for these restrictions and any others imposed by the Committee, upon the grant of restricted shares, the recipient generally will have rights of a shareholder with respect to the restricted shares, including the right to vote the restricted stock and to receive dividends and other distributions paid or made with respect to the restricted shares. However, any dividends payable with respect to unvested restricted shares will be accumulated or reinvested in additional restricted shares until the vesting of the award. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Committee may determine.

RESTRICTED SHARE UNITS

Subject to the terms and provisions of the 2020 Plan, the Committee may grant or sell restricted share units to participants. Restricted share units constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period, subject to such other terms and conditions as the Committee may specify, consistent with the provisions of the 2020 Plan. Restricted share units are not ordinary shares and do not entitle the recipients to any of the rights of a shareholder. Restricted share units will be settled, in cash or shares, in an amount based on the fair market value of an ordinary share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Committee may determine, which may include restrictions based upon the achievement of performance objectives.

PERFORMANCE SHARES

Subject to the terms and provisions of the 2020 Plan, the Committee may grant performance shares to participants. Performance Shares are restricted stock units that vest based on the achievement of performance objectives specified in the applicable award agreement. Performance Shares may be settled in shares or cash, as specified in the award agreement which may include additional such limitations, terms and conditions, as the Committee may determine, consistent with the provisions of the 2020 Plan. The performance objectives for any performance shares or other performance-based awards under the 2020 Plan may include—but will not necessarily be limited to—objectives based on one or more of the following performance measures: earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, adjusted earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of those performance measures.

OTHER SHARE-BASED AWARDS

Subject to the terms and provisions of the 2020 Plan, the Committee may grant other share-based awards to participants. Other share-based awards are awards that are valued in whole or in part by reference to ordinary shares, or are otherwise based on the value of ordinary shares, such as unrestricted shares or time-based or performance-based units that are settled in shares and/or cash. Any dividends payable with respect to shares issued pursuant to unvested other share-based awards will be accumulated or reinvested in additional shares until the vesting of the award. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Committee may determine, consistent with the provisions of the 2020 Plan.

DIVIDEND EQUIVALENTS

As determined by the Committee in its discretion, restricted share units, performance shares or other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, vesting based on the achievement of performance objectives). No dividend equivalents may be granted with respect to shares underlying any stock option or SAR.

EATON 2020 Proxy Statement and Notice of Meeting	23

Back to Contents

MINIMUM VESTING PROVISIONS FOR AWARDS TO EMPLOYEES

The 2020 Plan generally provides for a minimum vesting period of at least three years for awards to employees that vest based on continued service (with vesting either on a “cliff” basis or ratably over the vesting period, but with no portion of the award vesting prior to the first anniversary of the date of grant), a minimum vesting period of at least one year for awards to non-employee directors that vest based on continued service, and a minimum performance period of at least one year for awards with vesting based on the achievement of performance objectives. However, up to 5% of the total number of shares authorized for delivery under the 2020 Plan may be issued pursuant to awards that do not meet these minimum vesting and performance period requirements.

CHANGE OF CONTROL

The 2020 Plan provides that, except as otherwise may be provided in an award agreement or in an employment or change of control agreement, awards granted under the 2020 Plan will be subject to “double-trigger” vesting in the event of a change of control. That is, awards that are assumed or substituted by the acquiring or surviving company in connection with a change of control will continue to be subject to the original vesting schedule, except that vesting will accelerate (on a prorated basis through the date of termination, based on the “target” level, in the case of awards subject to performance objectives) in the event of a qualifying termination of employment within two years after the change of control (by the Company without “cause” or by the employee for “good reason” as those terms are defined in the 2020 Plan). Any time-based awards that are not assumed or substituted by the acquiring or surviving company will become vested in full upon the change of control, and performance-based awards that are not assumed or substituted in connection with the transaction will vest on a prorated basis through the date of the change of control, based on the “target” level of performance.

The 2020 Plan defines a change of control generally to include: (i) the acquisition of 25% or more of the Company’s shares (or other voting securities), (ii) the incumbent members of the Board of Directors ceasing to constitute a majority of the Board of Directors, (iii) a merger, sale of all or substantially all of the Company’s assets or a similar transaction, unless the Company’s shareholders own more than 55% of the shares (and other voting securities) of the resulting corporation, or (iv) shareholder approval of a complete liquidation or dissolution of the Company. The 2020 Plan, attached as Appendix A, contains the complete, detailed definition of change of control.

FORFEITURE AND COMPENSATION RECOVERY POLICY

Awards granted under the 2020 Plan are subject to reduction, cancellation or reimbursement pursuant to the Company’s compensation recovery policy, as in effect from time to time. The Company’s current compensation recovery policy provides that if the Board of Directors determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board of Directors.

In addition, if a participant’s employment is terminated by the Company or a subsidiary for cause, the participant will (i) immediately forfeit all outstanding awards granted under the 2020 Plan, and (ii) at the Committee’s discretion, return to the Company any cash and shares (or the cash value of such shares) that the participant acquired under the 2020 Plan within two years prior to the date of termination of employment.

Further, if the Committee (or its delegate) determines that a participant has engaged in “harmful activity,” either while employed or after termination, the Committee has discretion to (i) cause all or a portion of the participant’s outstanding awards to be forfeited, and (ii) require the participant to repay the Company for all or a portion of the cash and shares received under the 2020 Stock Plan within the preceding two years. For purposes of the 2020 Stock Plan, “harmful activity” generally means: (x) violating any applicable contractual restrictions regarding non-competition, non-solicitation, confidentiality or ownership of intellectual property; (y) engaging in any activity that constitutes (or would have constituted) grounds for the termination of the participant’s employment for cause; or (z) engaging in any other conduct that is detrimental to the business or reputation of the Company and/or its subsidiaries.

EATON 2020 Proxy Statement and Notice of Meeting	24

Back to Contents

ADJUSTMENTS

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee will adjust the number and kind of shares that may be delivered under the 2020 Plan, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its discretion, make such an equitable adjustment, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Committee, we will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

The Committee, in its sole discretion, may also provide at any time for the exercisability of outstanding stock options and SARs, the lapse of time-based vesting restrictions and the satisfaction of performance objectives applicable to outstanding awards, or the waiver of any other limitation or requirement under any awards.

TRANSFERABILITY

Except as the Committee otherwise determines, awards granted under the 2020 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2020 Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

NO REPRICING OF STOCK OPTIONS OR STOCK APPRECIATION RIGHTS

Except in connection with an adjustment involving a change in capitalization or other corporate transaction or event as provided for in the Plan, the Committee may not authorize the amendment of any outstanding stock option or stock appreciation right to reduce the exercise price, and no outstanding stock option or stock appreciation right may be cancelled in exchange for cash or other awards, or cancelled in exchange for stock options or stock appreciation rights having a lower exercise price, or cancelled in exchange for cash, without the approval of our shareholders.

TERM OF THE 2020 PLAN; AMENDMENT AND TERMINATION

The 2020 Plan will become effective upon approval by our shareholders, and no awards may be granted under the 2020 Plan after February 25, 2030 or such earlier date as the 2020 Plan may be terminated by the Board of Directors. The Board of Directors may, without shareholder approval, amend or terminate the 2020 Plan, except in any respect as to which shareholder approval is required by law, regulation or the rules of the New York Stock Exchange. In all cases, the 2020 Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, or (iii) grant stock options or SARs at a purchase price below fair market value on the date of grant or otherwise provide for the re-pricing of underwater stock options or SARs.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2020 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable foreign, state and local tax laws may not be the same as under U.S. federal income tax laws.

NON-QUALIFIED STOCK OPTIONS

A participant will not recognize taxable income at the time of grant of a non-qualified stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price.

EATON 2020 Proxy Statement and Notice of Meeting	25

Back to Contents

INCENTIVE STOCK OPTIONS

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and more than one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price.

STOCK APPRECIATION RIGHTS

A participant will not recognize taxable income at the time of grant of a SAR. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid upon exercise of the SAR.

RESTRICTED SHARES

A participant will not recognize taxable income at the time of grant of restricted shares, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares.

RESTRICTED SHARE UNITS

A participant will not recognize taxable income at the time of grant of a restricted share unit award. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid upon settlement of the award.

PERFORMANCE SHARES AND OTHER SHARE-BASED AWARDS

Generally, participants will recognize taxable income at the time of settlement of performance shares and other share-based awards, with the amount of income recognized generally being equal to the amount of cash and the fair market value of any shares delivered under the award.

TAX DEDUCTIBILITY OF COMPENSATION PROVIDED UNDER THE 2020 PLAN

When a participant recognizes ordinary compensation income as a result of an award granted under the 2020 Plan, the Company may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law. As a result of those limitations, there can be no assurance that any compensation awarded or paid under the 2020 Plan will be deductible, in whole or in part.

For example, Section 162(m) of the Internal Revenue Code generally disallows the deduction of compensation in excess of $1 million per year payable to certain “covered employees”, and the Tax Cuts and Jobs Act of 2017 expanded the scope of Section 162(m) in several respects, including by repealing an exemption from the $1 million deduction limit for “qualified performance-based compensation” and by expanding the class of “covered employees.” As a result, all or a portion of the compensation paid to one of our covered employees pursuant to the 2020 Plan may be non-deductible pursuant to Section 162(m).

Further, to the extent that compensation provided under the Plan may be deemed to be contingent upon a change in control, a portion of such compensation may be non-deductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

EATON 2020 Proxy Statement and Notice of Meeting	26

Back to Contents

SECTION 409A

Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the 2020 Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

This general discussion of U.S. federal income tax consequences is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2020 Plan. Different tax rules may apply to specific participants and transactions under the 2020 Plan, particularly in jurisdictions outside the United States.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of the shares reserved for issuance under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the 2020 Plan by the Company’s shareholders.

Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2020 Plan because the grant of awards under the 2020 Plan is discretionary.

✓ The Board of Directors recommends a vote FOR this proposal to approve the 2020 Stock Plan.

EATON 2020 Proxy Statement and Notice of Meeting	27

Back to Contents

Proposal 3:

Appointment of Independent Auditor and Authorization of Audit Committee to Set Auditor Remuneration

Shareholders are being asked to approve the appointment of our independent auditor and to authorize the Audit Committee of our Board of Directors to set the auditor’s remuneration. Appointment of the independent auditor and authorization of the Audit Committee to set its remuneration require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Ernst & Young as our independent auditor to audit our accounts for the fiscal year ending December 31, 2020 and authorize the Audit Committee of the Board to set the auditor’s remuneration.

A representative of Ernst & Young will be present at the annual general meeting to answer any questions concerning the independent auditor’s areas of responsibility and will have an opportunity to make a statement if he or she desires to do so.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for assisting the Board in overseeing: (1) the integrity of the Company’s consolidated financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company’s independent auditor, (3) the performance of the Company’s internal auditors, and (4) the Company’s compliance with legal and regulatory requirements. The Committee’s specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company’s independent auditor, and to pre-approve all audit services and other permitted non-audit services to be provided to the Company by the independent auditor. The Committee is currently comprised of five directors, all of whom are independent under the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Board of Directors’ own independence criteria.

The Board of Directors amended the Committee’s charter most recently on October 24, 2017. A copy of the charter is available on the Company’s website at www.eaton.com/governance.

The Audit Committee has retained Ernst & Young as Eaton’s independent auditor for 2020. Ernst & Young has been the independent auditor for the Company or its predecessor since 1923. The members of the Audit Committee and the Board believe that due to Ernst & Young’s deep knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of Ernst & Young to serve as Eaton’s independent auditor.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company’s management and independent auditor, the Company’s 2019 audited consolidated financial statements and the assessment of the Company’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young the matters required to be discussed by applicable auditing standards.

The Committee has received the written disclosures from Ernst & Young regarding their independence from the Company that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young their independence and has considered whether their provision of non-audit services to the Company is compatible with their independence.

EATON 2020 Proxy Statement and Notice of Meeting	28

Back to Contents

For 2019 and 2018, Ernst & Young’s fees to the Company and certain of its subsidiaries were as follows:

	2019	2018
Audit Fees	$19.0 million	$20.0 million
Includes Sarbanes-Oxley Section 404 attest services
Audit-Related Fees	$6.1 million	$0.9 million
Includes business acquisitions and divestitures
Tax Fees	$4.3 million	$5.2 million
Tax compliance services	$0.8 million	$1.0 million
Tax advisory services	$3.5 million	$4.2 million
All Other Fees	$0	$0

The Audit Committee approved all of the services shown in the above three categories in accordance with the Audit Committee’s pre-approval process. The Audit Committee did not approve any of the services shown in the above three categories through the use of the “de minimis” exception permitted by Securities and Exchange Commission rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditor: specific services are pre-approved from time to time by the Committee or by the Committee Chair on its behalf. As to any services approved by the Committee Chair, the approval is reported to the Committee at the following meeting of the Committee.

Based upon the Committee’s reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2019 be included in the Company’s annual report on Form 10-K, and the Board has approved their inclusion.

Respectfully submitted to the Company’s shareholders by the Audit Committee of the Board of Directors.

Gerald B. Smith, Chair
Olivier Leonetti
Deborah L. McCoy
Sandra Pianalto
Dorothy C. Thompson

✓ The Board of Directors recommends a vote FOR this proposal to approve the appointment of the independent auditor and to authorize the Audit Committee to set auditor remuneration.

EATON 2020 Proxy Statement and Notice of Meeting	29

Back to Contents

Proposal 4:

Advisory Approval of the Company’s Executive Compensation

We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Although this is an advisory vote, and therefore not binding on our Board of Directors, the Board and the Compensation and Organization Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

This say-on-pay vote is required under U.S. law, and we consider it to be a matter of good corporate governance. This vote takes place annually and the next advisory vote to approve the Company’s executive compensation will occur at the 2021 annual general meeting.

As we explain in the Compensation Discussion and Analysis that follows, our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are critical to the success of our Company. Our programs reward our named executive officers for achieving specific annual, long-term and strategic goals, and also for increasing shareholder value.

NAMED EXECUTIVE OFFICERS’ COMPENSATION PROGRAM HIGHLIGHTS

As part of our pay for performance culture, our executive compensation plans include the following:	Other features of these programs include:
●

On average, more than 75% of our named executive officers’ compensation is performance based.

●

Our plans deliver awards below target, or none at all, when Company performance does not meet threshold levels.

●

Our executive incentive programs are intended to deliver awards at target when our performance aligns with our peer group median performance and awards of up to 200% of target when our performance is at or above the top quartile of our peer group.

●

Our share ownership requirements range from one times base salary for our general managers to six times base salary for the Company’s Chairman and CEO of Eaton Corporation.

●

Our incentive plan payouts are capped to prevent unintended windfalls.

●

Our compensation clawback policy allows us to recover incentive compensation in case of employee misconduct that causes the need for a material restatement of financial results.

●

We do not enter into employment contracts with any of our salaried U.S. employees, including the named executive officers.

The Compensation and Organization Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. All Committee members are independent directors committed to applying sound governance practices to compensation decisions.

We strongly encourage you to review the Compensation Discussion and Analysis that follows. It contains information about the extensive processes the Committee follows, and the factors it considers, when establishing performance and pay targets and approving actual payments from our short- and long-term performance-based incentive plans. The Committee’s process includes reviewing a variety of reports and analyses such as market survey data, compensation tally sheets, compensation at peer companies, and reports from proxy advisory firms. The Compensation Discussion and Analysis also describes the structure of our compensation programs and the 2019 compensation of our named executive officers.

We believe that our executive compensation design and strategy is a critical factor in motivating our executives to seek innovative solutions that contribute to Eaton’s continued success. We are therefore asking shareholders to approve the following advisory resolution at the 2020 annual general meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 annual general meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

✓ The Board of Directors recommends a vote FOR advisory approval of executive compensation.

EATON 2020 Proxy Statement and Notice of Meeting	30

Back to Contents

Executive Compensation Table of Contents

COMPENSATION DISCUSSION AND ANALYSIS	32
EXECUTIVE SUMMARY	32
2019 CEO REALIZED PAY AND OUR PERFORMANCE	35
ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE	36
HOW WE ESTABLISH AND VALIDATE PAY	37
COMPONENTS OF COMPENSATION	39
HEALTH AND WELFARE, RETIREMENT AND OTHER BENEFIT PLANS	45
EXECUTIVE COMPENSATION POLICIES AND GUIDELINES	46
RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK	47
COMPENSATION AND ORGANIZATION COMMITTEE REPORT	48
COMPENSATION TABLES	49
2019 CEO PAY RATIO	61

EATON 2020 Proxy Statement and Notice of Meeting	31

Back to Contents

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (CD&A), we discuss our pay for performance philosophy, our pay-setting process, the components of our executive compensation program, and the compensation of our named executive officers for 2019. We also explain our performance metrics in detail and review our executive compensation policies.

Please note that the use of “we,” “us” or “our” throughout this CD&A refers to the Company, its subsidiaries or its management. In addition, the use of “Chairman and Chief Executive Officer” or “CEO” throughout this CD&A refers to Craig Arnold, Chairman of the Company and Chief Executive Officer of Eaton Corporation.

EXECUTIVE SUMMARY

This section provides a summary of the performance metrics and actual results for the incentive plans in which our named executive officers and other executives participated for the year ending December 31, 2019. For 2019, our named executive officers are:

■

Craig Arnold, Chairman of the Company and Chief Executive Officer

■

Richard Fearon, Vice Chairman and Chief Financial and Planning Officer

■

Uday Yadav, President and Chief Operating Officer – Electrical Sector

■

Heath Monesmith, President and Chief Operating Officer – Industrial Sector

■

Brian Brickhouse, President-Americas Region – Electrical Sector

Executive Compensation Philosophy

We design our executive compensation plans and programs to help attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. We endorse compensation actions that fairly reflect Company performance as well as the responsibilities and personal performance of individual executives.

HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation programs are intended to align the interests of our executives with those of our stakeholders and are structured to reflect best practices. On average, more than 75% of our named executive officers’ compensation is performance-based and tied to our short- and long-term incentive programs. Key features of these programs include:

■

Caps on payouts under our short- and long-term incentive plans;

■

Shareholder-approved equity plans;

■

A clawback policy;

■

A policy that prohibits hedging or pledging of our shares;

■

Share ownership and holding requirements;

■

No tax gross-ups;

■

No employment contracts; and

■

Double-trigger equity vesting upon a change in control.

EATON 2020 Proxy Statement and Notice of Meeting	32

Back to Contents

Pay for Performance Culture

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The chart below shows the payouts as a percentage of target under our performance-based short- and long-term incentive programs and total return to shareholders over the last five years, illustrating the strong correlation between pay and the performance we are delivering to our shareholders. More information about our short- and long-term incentive programs begins on page 40.

Total Shareholder Return and Performance-Based Incentive Plan Payouts

(1)

In 2015, we changed the length of our performance-based long-term award periods from four to three years. As a result, two long-term performance periods ended on December 31, 2017. Awards for each period were earned at 25% of target.

(2)

In 2016, we changed the long-term incentive plan performance criteria from Adjusted Earnings per Share growth and Cash Flow Return on Gross Capital (weighted equally) to relative Total Shareholder Return. The first TSR-based award period began on January 1, 2016 and ended on December 31, 2018.

Summary of 2019 Performance-Based Incentive Plan Payouts

Short-Term Incentives

The corporate performance factor under our short-term incentive plan was 90%. In February 2019 the Committee established Adjusted Earnings Per Share (EPS) (which excludes acquisition integration and divestiture charges from net income per share) and Cash Flow Return on Gross Capital (CFR) goals. For 2019, the target EPS and CFR objectives were $5.85 and 18.8%, respectively. Actual EPS after excluding expected Vehicle segment warranty costs and CFR were $5.76 and 18.5%, respectively, which generated a calculated payout of 96% of target. However, management recommended and the Committee determined it was appropriate to reduce the payout to 90% of target.

2019 EXECUTIVE INCENTIVE COMPENSATION PLAN GOALS AND RESULTS

EATON 2020 Proxy Statement and Notice of Meeting	33

Back to Contents

Long-Term Incentives

2017-2019 ESIP: Our 2017-2019 long-term, performance-based Executive Strategic Incentive Plan (“ESIP”) was earned at 130% of target. The performance criteria under our long-term incentive plan is based on the rank of our Total Shareholder Return (TSR) relative to a group of peers. The results for the 2017-2019 award period are summarized below.

	Threshold	Target		Maximum
			Actual Results
Relative Ranking	TSR is positive but ranks the lowest among the peers	50th Percentile	65th Percentile	100th Percentile
Adjustment Factor	25%	100%	130%	200%

2017-2019 ESIP opportunities took the form of performance share units and were settled in Eaton ordinary shares. Dividend equivalents were paid in cash based on the earned number of share units and the aggregate dividend paid to our shareholders over the award period. Additional information about the 2017-2019 ESIP awards can be found on page 42.

Review of 2019 Advisory Vote on Executive Compensation

The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory, non-binding vote. In 2019, our shareholders approved our executives’ compensation by a vote of 94%.

The Committee considered these voting results, shareholder feedback, and a comprehensive assessment of Eaton’s executive compensation programs, and in light of the support we received from shareholders in 2019, did not make substantive changes to our executive compensation plans or programs. The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and shareholder feedback.

EATON 2020 Proxy Statement and Notice of Meeting	34

Back to Contents

2019 CEO REALIZED PAY AND OUR PERFORMANCE

Our compensation programs for Mr. Arnold and the other named executive officers are heavily weighted toward performance-based opportunities that are at-risk and subject to our performance.

The table below illustrates the relationship between Mr. Arnold’s target award opportunity and the amounts he actually earned based on our performance against the metrics established for the short- and long-term incentive plans that ended on December 31, 2019. Short- and long-term incentive plan metrics are intended to drive results that create value for our shareholders. This table supplements, but does not substitute, the information contained in the Summary Compensation Table on page 50. Each pay component shown below is discussed in more detail in the CD&A that follows.

COMPENSATION REALIZED BY OUR CHIEF EXECUTIVE OFFICER IN 2019

Compensation Component	Period Earned	Description	Target	Amount Earned
Annual Compensation
Base Salary	2019	Mr. Arnold received an 8% salary increase, effective July 1, 2019. The Committee has made annual adjustments to Mr. Arnold’s base salary to align it with a market competitive level in each year since he became CEO.	n/a	$1,300,000
Short-Term Incentive	2019	Mr. Arnold’s target was 160% of base salary. His actual award of 95% of his individual target is consistent with awards delivered to other executives. For more information on this payment, please see “2019 Short Term Incentive Awards”.	$2,080,000	$1,965,600
Total Annual Cash				$3,265,600
Realized Value from Long-Term Incentives
Stock Option Exercises	2011-2019	The gains upon exercise of stock options were based on the stock price appreciation from 2011-2019. Additional details, including the number of shares exercised, are reported in the Option Exercises and Stock Vested in 2019 table on page 53.	n/a	$3,147,144
Restricted Share Vesting	2016-2019	This represents the vesting of stock awards that were granted in 2016, 2017 and 2018. This is reported in the Option Exercises and Stock Vested in 2019 table.	n/a	$9,887,897
Total Long-Term				$13,035,041
All Other Compensation		Includes the items disclosed as “Other Compensation” in the Summary Compensation Table, such as financial planning reimbursement, and Company matching contributions to the Eaton Savings Plan.	n/a	$54,459
TOTAL REALIZED COMPENSATION				$16,355,100

The long-term incentive opportunities listed below were earned during a performance period that ended on December 31, 2019 but did not vest until February 25, 2020. The amount realized upon the vesting of these awards will be reported in our 2021 proxy statement. Therefore, these amounts are not included in the table above.

2017-2019 ESIP	2017-2019

Executives earned 130% of the target number of performance share units that were granted in 2017. Dividend equivalents were paid in cash based on the earned number of share units and the aggregate dividend paid to shareholders over the award period.

			$3,562,500 expressed as 51,340 PSUs	66,742 earned PSUs

The realized pay table differs from the Summary Compensation Table in a number of ways, including:

■

In addition to base pay and annual incentive actually earned, the Summary Compensation Table includes the accounting value of equity compensation granted during the year, which may or may not ever be earned. In contrast, this realized pay table reports only the elements of compensation actually received and/or realized by Mr. Arnold for performance periods that ended on December 31, 2019. Specifically, the values for equity awards in the realized pay table show the gross compensation (before applicable taxes) that Mr. Arnold received in 2019 upon the exercise of stock options and the vesting of RSUs and PSUs (as shown in the “Option Exercises and Stock Vested in 2019” table on page 53), regardless of when the shares were granted.

■

In addition, the realized pay table does not reflect compensation that is based upon pension value increases although these amounts are included in the Summary Compensation Table. The Committee reviews compensation that is based upon the change in pension values as part of the Tally Sheet review discussed on page 38 in the context of a competitive overall benefit design and not as an element of its annual compensation decisions.

EATON 2020 Proxy Statement and Notice of Meeting	35

Back to Contents

ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE

Membership and Responsibilities

The Compensation and Organization Committee of the Board of Directors in 2019 consisted of six independent non-employee directors and is supported by our human resources department. As discussed below, the Committee also may retain one or more independent compensation consultants to assist it.

The Committee is responsible for handling a variety of organizational and compensation matters pertaining to Eaton’s leadership, including those shown in the table below. The Committee’s charter is available on our website at http://www.eaton.com/governance.

Compensation Tasks	Organizational Tasks
●

Reviews, approves, and oversees all of our executive compensation plans, including our stock plans;

●

Establishes performance objectives under our short- and long-term incentive compensation plans;

●

Determines the attainment of those performance objectives and the awards to be made to our senior officers under our short- and long-term incentive compensation plans;

●

Determines the compensation for our senior officers, including salary and short- and long-term incentive opportunities;

●

Reviews compensation practices relating to key employees to confirm that these practices remain equitable and competitive; and

●

Reviews new benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees.

●

Evaluates the performance of the CEO, with input from all non-employee directors;

●

Reviews the performance capabilities of the other senior officers based on input from the CEO;

●

Reviews succession planning for officer positions including the position of the CEO;

●

Reviews proposed organization or responsibility changes at the senior officer level; and

●

Reviews our practices for the recruitment and development of a diverse talent pool.

Use of Consultants

The Committee retained Meridian Compensation Partners as its independent executive compensation consultant to support the Committee’s oversight and management of our executive compensation programs. The consultant’s duties include helping the Committee validate our executive compensation plans and programs through periodic comprehensive studies. The consultant performed a variety of work for the Committee, including assessing Eaton’s executive compensation programs relative to market trends and best-in-class governance practices, providing independent feedback on our analytical work, and assisting the Committee in its review and discussion of material agenda items and its decision-making about our executive compensation programs and individual compensation opportunities. The consultant also coordinated and supported the annual performance appraisal for Mr. Arnold. The Committee used this appraisal as one of several factors in determining his payout under our short-term incentive plan for 2019 and also considered it in determining whether to adjust his base salary or his short- and long-term incentive targets for the next year.

The Committee’s written policies require the Company to obtain its review and approval before awarding any material consulting assignment to a firm that the Committee already has engaged. This policy ensures that the Committee’s consultants are well positioned to provide independent and impartial advice on executive compensation and governance matters.

EATON 2020 Proxy Statement and Notice of Meeting	36

Back to Contents

HOW WE ESTABLISH AND VALIDATE PAY

This section explains the Committee’s process for establishing and validating our pay targets. As shown in the table and described in detail below, this process involves several important analyses:

Analysis	Data Source	Purpose	How It’s Used	When It’s Conducted
Market Analysis	Aon Hewitt Associates and Willis Towers Watson Executive Compensation databases	Setting pay for our executives	Setting base pay and short- and long-term incentive targets for the next year/award cycle	November — February
Performance Assessments	Executive feedback	Evaluating individual performance based on input from the CEO	Determining the short-term incentive award payments for the award period that recently ended and in determining merit increases and adjusting individual award opportunities for the next award cycle	November — January
Tally Sheets	Internal compensation and benefits data	Evaluating total remuneration and internal pay equity of our executives

Evaluating the total remuneration and projected payments to the named executive officers under various termination scenarios. This helps to determine if each executive’s compensation package is appropriately aligned with that of internal peers and whether any adjustment to our compensation plans or programs, or an individual’s pay package, is necessary.

February
Peer Pay and Performance Analysis	Publicly available financial and compensation information as reported by the companies that we have identified as peers for compensation and strategic planning purposes	Evaluating pay and performance to validate individual compensation plans that were established in February

Comparing pay and performance results with that of the peer group to determine the efficacy of the “Total Compensation Analysis and Planning Process”.

This study also provides insight into how competitors establish their pay for performance profile.

July

Total Compensation Analysis and Planning Process (October–February)

We target total compensation to be within the median range of compensation paid by similarly sized industrial companies. We continually monitor and assess the competitive retention and recruiting pressures in the industries and markets where we compete for executive talent. As a result, the Committee periodically has exercised its judgment to set target compensation levels of certain executives above the market median to foster retention.

Several analyses play a role in the Committee’s Total Compensation Analysis and Annual Planning Process:

Market Analysis — In the fourth quarter of each year, our human resources department conducts a market analysis. First, we align our executives’ positions with comparable positions as reported in surveys published by two national consulting firms, Aon Hewitt and Willis Towers Watson. We also review the compensation data that is publicly reported by the companies that comprise our compensation peer group described on page 38. Then, in February, we prepare a comprehensive report for the Committee, which also is reviewed by its independent consultant, that compares our executives’ compensation to the compensation peer group median and the average of the surveys’ median compensation data. This helps the Committee determine how each executive officer’s compensation compares to current market practices.

In preparing our comparison for 2019, we used the survey results for “industrial” companies (as categorized by the survey vendors), whether publicly or privately held, with revenues between $10 billion and $50 billion. The group contains between 100 and 150 companies with revenues ranging from approximately one-half to two times our revenue. We believe this comparator group adequately represents the market in which we compete for talent. The companies participating in each survey vary, and we are not able to determine which of the companies reported data for each position and each component of pay.

EATON 2020 Proxy Statement and Notice of Meeting	37

Back to Contents

Analysis of Internal Pay Equity and our Current Pay Levels — Internal equity among similarly situated positions is an important consideration in establishing individual pay targets. We maintain internal equity by establishing approximately the same target incentive opportunities for similarly situated positions. When determining what positions are similarly situated, we consider the following aspects of each position: its essential functions, the ability of the position holder to influence our overall results, any educational requirements, where the position stands in our leadership ranks, and job demands such as frequent travel and the responsibility to respond to business matters at any time and under any circumstances.

Tally Sheets — In addition to the market analysis, each February we provide the Committee with a comprehensive compensation Tally Sheet for each named executive officer. These Tally Sheets, which also are reviewed by the Committee’s independent consultant, help the Committee evaluate total remuneration and internal pay equity. The Committee reviews them before making decisions about the compensation of the named executive officers for the next year. Each Tally Sheet includes all components of the executive’s current compensation, including base salary, short-term incentive compensation, equity incentive compensation, retirement savings programs, health and welfare programs, and the cost of personal executive benefits. The Committee also reviews potential payments under various termination scenarios.

Performance Assessments — Assessments of executive performance are another key part of the Committee’s Total Compensation Analysis and Planning Process. Mr. Arnold meets individually with his direct reports, including the named executive officers, to discuss the performance assessments for their respective direct reports and to formulate initial recommendations for an appropriate total compensation plan for each executive. No member of management, including Mr. Arnold, makes recommendations regarding his or her own pay. The Committee meets with its independent consultant in Executive Session (with no members of management in attendance) to review Mr. Arnold’s performance assessment, the comprehensive market data for his position, and his Tally Sheet to establish his total compensation plan.

Evaluating Pay

In July of each year, the Committee evaluates pay relative to external market data to validate the individual compensation opportunities that were established in February, and also considers whether we are setting appropriate performance criteria. This process involves collecting and reviewing peer group information and third-party survey data and analyzing it as described below.

PEER GROUP ANALYSIS

Peer Group Selection — In 2018 the Committee began using proxy compensation data reported by a compensation peer group together with the survey data described under “annual market analysis” to set each named executive officer’s base salary, short-, and long-term incentive targets. The Committee adopted a compensation peer group in order to have additional data points to consider when setting pay and evaluating compensation programs. The Committee chose the companies in the compensation peer group based on revenue size, market capitalization, and industry. The compensation peer group also represents a sample of companies with whom we compete for talent. Eaton’s revenue and market cap are approximately aligned with the median revenue and market cap of the compensation peer group.

The compensation peer group does not replace Eaton’s strategic peer group that is used by the Board in setting the Company’s strategic plan. The publicly traded companies in the strategic peer group continue to serve as the relative peer group for purposes of comparing total shareholder return as it relates to Eaton’s long-term performance-based incentive plan. The strategic peers were chosen based on their industry segment, among other considerations, so that the overall revenue of each segment would approximate Eaton’s revenues for each segment (Aerospace, Electrical, Hydraulics, Vehicle) versus overall revenue for the entire enterprise. The revenue of many companies in the strategic peer group is smaller than Eaton’s and given that there is a correlation between the revenue size of a company and the pay it delivers, the Committee determined that the strategic peer group would not serve as an appropriate peer group for purposes of setting pay. Therefore, with input from its consultant, the Committee chose the companies listed in the following table as the compensation peer group.

EATON 2020 Proxy Statement and Notice of Meeting	38

Back to Contents

Compensation Peer Group
3M Company	ABB Ltd.	Caterpillar, Inc.
Cummins	Danaher Corporation	Deere & Company
Dover Corporation	Emerson Electric Company	Halliburton Company
Honeywell International Inc.	Illinois Tool Works Inc.	Ingersoll-Rand Plc
International Paper Company	Johnson Controls Inc.	Lear Corporation
Northrop Grumman Corporation	PACCAR Inc.	Parker-Hannifin Corporation
Raytheon Company	Rockwell Automation, Inc.	Stanley Black & Decker Inc.
Union Pacific Corporation	United Technologies Corporation	Whirlpool Corporation

Peer Pay Analysis — Each year we provide the Committee with an analysis that includes the compensation reported by each publicly traded peer in its annual proxy statement and market survey data for positions that are equivalent to positions held by our named executive officers. The Committee uses this analysis in reviewing and establishing our stretch incentive plan goals and in answering whether our compensation targets are appropriate relative to market comparators. In 2019, this review of survey and peer proxy data confirmed that Eaton’s compensation opportunities were aligned with the external data points.

COMPONENTS OF COMPENSATION

In this section, we describe the main components of our compensation, including the metrics we use for our performance-based incentives.

OVERVIEW OF OUR PRIMARY COMPENSATION COMPONENTS

Component	Description	Form/Timing of Payout
Base salary	Levels reflect job responsibilities and market competition	Paid in cash throughout the year
Short-term incentive

Executive Incentive Compensation Plan (EIC) – Cash incentive tied to the following performance metrics:

Adjusted Earnings Per Share (EPS) and Cash Flow Return on Gross Capital (CFR) goals as well as business unit and individual performance criteria

Paid in cash after the year has ended and performance has been measured Executives can choose to defer payments under our Deferred Incentive Compensation Plan II
Long-term incentives	Executive Strategic Incentive Program (ESIP) – Long-term performance-based incentive tied to:
50% Performance- Based Long-Term Incentive (ESIP)	Relative Total Shareholder Return ESIP opportunities are denominated in performance share units (PSUs) and settled in Eaton ordinary shares Value realization depends on our stock performance	Awards are distributed in Eaton ordinary shares after the 3-year award period has ended and performance has been measured
25% RSUs 25% stock options	Restricted Share Units (RSUs) and stock options Value realization depends on our stock performance	Vesting in approximately equal installments over 3 years
Other performance and retention grants

Retention restricted share units are granted on rare occasions to foster engagement and retention

May be tied to achievement of performance objectives

Value realization depends on our stock performance

Vesting periods range from 3 to 10 years

Base Salary

We pay a competitive base salary to our executive officers in recognition of their job responsibilities. In general, the Committee sets base salaries at approximately the market median as described under “Total Compensation Analysis and Planning Process” on page 37. On occasion, the Committee may set an executive’s base salary above the reported market median to foster retention and/or recognize superior performance. Executives must demonstrate consistently effective individual performance in order to be eligible for a base salary increase. In making salary adjustments, the Committee considers the executive’s base salary and total compensation relative to the market median and other factors such as individual performance against business plans, initiative, leadership, experience, knowledge, and success in building organizational capability.

EATON 2020 Proxy Statement and Notice of Meeting	39

Back to Contents

2019 BASE SALARY

During the 2019 Total Compensation Analysis and Planning Process, the Committee reviewed each executive’s base salary relative to the market data as described under “Total Compensation Analysis and Planning Process,” as well as the executive’s individual performance over the prior year. After discussing these items, the Committee determined it was appropriate to deliver merit increases on July 1, 2019, to Mr. Arnold and Mr. Fearon.

On July 1, 2019, Mr. Yadav and Mr. Monesmith were promoted to President and Chief Operating Officer - Electrical Sector and President and Chief Operating Officer - Industrial Sector, respectively and Mr. Brickhouse was promoted to President, Americas Region - Electrical Sector. The increases shown below include the merit and promotional increases each received in 2019.

Executive	Increase %	New Base Salary
C. Arnold	8.00%	$1,350,000
R. Fearon	4.00%	$1,003,941
U. Yadav	13.00%	$777,395
H. Monesmith	20.58%	$630,000
B. Brickhouse	12.49%	$610,000

Short-Term Performance-Based Compensation

We establish a competitive annual cash incentive opportunity for each named executive officer which is intended to align with the market median short-term incentive target (expressed as a percentage of base salary) as determined in our annual market analysis. The Committee determines target opportunities for each executive in February during its Total Compensation Analysis and Planning Process.

Metrics, Goals and Results — In February 2019, the Committee established EPS and CFR goals based on its review of market analyses, our annual profit plan as approved by the Board of Directors, external research reports, and analyses of peer group data. The Committee also considered EPS growth rate guidance for us and our strategic peers as a key starting point for setting aggressive performance objectives for our short-term incentive plan. The short-term objectives historically have been tied to EPS and CFR metrics. The EPS metric measures earnings growth, while the CFR objective is an internal measure of return on capital. We and the Committee believe these are appropriate metrics because of their link to shareholder value creation. The Committee believes that the target level EPS and CFR goals established at the beginning of 2019 were demanding but attainable.

The following table shows the 2019 goals and our actual results for the year. EPS (after excluding expected Vehicle segment warranty costs) and CFR results were $5.76 and 18.5%, respectively. The results generated a calculated payout of 96% of target but management recommended and the Committee determined it was appropriate to reduce the calculated payout to 90% of target.

2019 EXECUTIVE INCENTIVE COMPENSATION PLAN GOALS AND RESULTS

2019 SHORT-TERM INCENTIVE AWARDS

In February 2019, in addition to establishing EIC Plan performance objectives, the Committee also established an individual target award opportunity for each executive that reflected the market median target annual incentive opportunity as determined in our annual market analysis as described on page 37. At the end of the award period, the Committee considered the following items in determining individual payouts:

EATON 2020 Proxy Statement and Notice of Meeting	40

Back to Contents

■

The Company’s actual performance relative to EPS and CFR performance objectives and the Committee’s decision to reduce the payout to 90% of target as described above.

■

Individual and Business Unit performance factors that are based on the achievement of the following performance criteria:

■

Financial Goals: Achieving the Company’s annual financial plan, as well as the annual financial plan for the executive’s business unit.

■

Growth Goals: Building our brand; outgrowing the markets in which we operate; introducing new products and services.

■

Operational Excellence: Workplace safety and emissions reduction; advancements in quality; supply chain improvement; and operational efficiency/productivity.

■

Building Organizational Capacity: Reinforcing our ethical standards; attracting and developing talent; developing a diverse and inclusive organization; promoting a learning culture.

The following table illustrates each named executive officer’s 2019 award opportunity and his actual EIC award relative to that opportunity. Mr. Arnold's and Mr. Fearon's awards are subject to the corporate and individual performance factors. In their roles as Chief Operating Officers of Eaton Corporation, Mr. Yadav's and Mr. Monesmith's awards are also subject to the corporate and individual performance factors. Mr. Brickhouse leads a reporting segment and his award is subject to a business unit performance factor in addition to the individual and corporate performance factors. The performance factors shown below are rounded to the nearest whole percentage and the rating for Mr. Brickhouse reflects a blended individual and business unit performance factor. Each named executive officer’s short-term incentive award is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Executive	EIC Target as a % of Salary	EIC Target $		EPS and CFR Results		Business Unit /Individual Performance Factor		Award	Award as % of Target
C. Arnold	160%	$2,080,000	x	90%	x	105%	=	$1,965,600	95%
R. Fearon	100%	$984,635	x	90%	x	105%	=	$930,480	95%
U. Yadav	100%	$732,678	x	90%	x	103%	=	$675,895	92%
H. Monesmith	85%	$492,498	x	90%	x	105%	=	$465,411	95%
B. Brickhouse	83%	$476,167	x	90%	x	121%	=	$518,546	109%

Long-Term Incentive Compensation

The Committee establishes a target long-term incentive opportunity for each executive that is intended to align with the market median values as determined in our annual market analysis. We provide long-term incentive compensation to our executive officers in two components that generally are weighted as follows:

■

50% in Performance Share Units: Relative TSR serves as the performance criteria for the performance-based ESIP periods which are three years in length. ESIP opportunities are denominated in performance share units and the number of share units earned by executives will depend on the rank of our total return to shareholders against that of a TSR Peer Group. The value realized by executives will depend on share price appreciation or depreciation over the award period; thereby providing a direct link to shareholder value creation.

■

50% in Time Based Equity Awards: The named executive officers receive approximately an equal mix of stock options and RSUs which also provide a link to external performance. Time-based equity vests over a minimum of a three-year period and executives must be employed on the vesting date in order for shares to vest.

We believe that this “portfolio approach” to structuring long-term incentives provides an appropriate balance that focuses executives on both an external and internal measure of our success. In limited circumstances, the Committee provides retention restricted share unit grants to foster engagement and retention. The Committee’s independent compensation consultant has confirmed that this approach is appropriate to delivering long-term compensation and is consistent with market practices. No named executive officers received retention grants in 2019.

EATON 2020 Proxy Statement and Notice of Meeting	41

Back to Contents

Equity Grant Practices — We typically grant equity-based awards in February. The Committee has the authority to fix the date and all terms and conditions of equity grants to executive officers and other employees under our various stock plans, all of which have been approved by our shareholders. Our equity program adheres to the following best practices:

■

Equity-based awards generally vest over, or upon the conclusion of, at least a three-year period and vesting is contingent upon continued service with us over the vesting period (except in the case of an employee's death, disability, or retirement).

■

The aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period may not exceed 2,400,000 under our 2015 Stock Plan.

■

No more than 5% of the total number of shares authorized for delivery under the Plan may vest within less than one year after the grant date (except for awards granted to non-employee directors, in the event of a change of control of the Company, in the event of a divestment of a business or upon an employee’s death, disability, or retirement).

■

We set the strike price for all of our stock options at the fair market value of our shares on the date of the grant. Our current shareholder-approved stock plans define “fair market value” as the “closing price” as quoted on the New York Stock Exchange on the date of the grant.

More information about the long-term incentives granted in 2019 begins on page 43.

PERFORMANCE-BASED LONG-TERM INCENTIVES FOR THE PERIOD ENDING DECEMBER 31, 2019

2017-2019 ESIP Performance Criteria: The Committee adopted relative TSR as the performance criteria for the 2017-2019 ESIP period. The Committee chose TSR as the metric to introduce a stronger sense of relative peer performance and to alleviate the increasingly difficult market calibration issues that we faced in prior years when the plan was tied to earnings per share growth and cash flow return on gross capital metrics. We and the Committee believe a short-term plan with an earnings growth and return on assets orientation (via the EPS and CFR goals) complemented by a TSR-driven long-term plan is an effective combination that will enhance shareholder value.

The 2017-2019 ESIP was designed such that our TSR rank among a TSR Peer Group would determine an adjustment factor which could range from 0% to 200%. Ranking in between the threshold, target and maximum performance levels results in linear interpolation of the percentage earned.

Additionally, if our TSR was positive but ranked the lowest among the peer group, the maximum payout that could be earned was 25% of target. If our TSR was the highest when compared to that of the peer companies, but was negative, then the maximum payout that could be earned was 100% of target. Consistent with our historical practice, awards under this plan design were capped at 200% of target.

The TSR Peer Group for the 2017-2019 award period included twenty companies, fourteen of which are direct peers in either the Electrical, Hydraulics, Aerospace or Vehicle segments and six of which are indirect but relevant peers. The revenue of the directly competitive peers in each segment expressed as a percentage of total peer group revenue roughly equated to the percentage of revenue each such segment represented of total Eaton revenue at the beginning of the award period (with the indirect peers added to the direct Electrical peers).

2017-2019 ESIP Awards — Awards for the 2017-2019 award period were determined based on our TSR ranking among the TSR Peer Group. For ESIP TSR calculation purposes, our stock price at the beginning of the award period was $60.68, (adjusted to reflect dividend reinvestments over the period) and our stock price at the end of the award period was $94.72. This resulted in TSR of 56%, an absolute ranking among the peers at eight out of twenty-one, and a percentile ranking at the 65th percentile. This percentile ranking resulted in a performance adjustment factor of 130% of target. The results are shown in the following tables.

	Threshold	Target		Maximum
			Actual Results
Relative Ranking	TSR is positive but ranks the lowest among the peers	50th Percentile	65th Percentile	100th Percentile
Adjustment Factor	25%	100%	130%	200%

EATON 2020 Proxy Statement and Notice of Meeting	42

Back to Contents

Company Name	TSR	Absolute Ranking	Relative Ranking	Adjustment Factor
Dover Corporation	104.29%	1	100.00%
Ingersoll Rand plc	87.80%	2	95.00%
Deere & Company	77.85%	3	90.00%
Woodward, Inc.	75.09%	4	85.00%
Honeywell International Inc.	69.49%	5	80.0%
Rockwell Automation	60.50%	6	75.00%
Illinois Tool Works, Inc.	57.57%	7	70.00%
Eaton Corporation	56.09%	8	65.00%	130%
Parker- Hannifin Corporation	55.03%	9	60.00%
Schneider Electric SE	51.22%	10	55.00%
Allison Transmission Holdings Inc.	49.68%	11	50.00%
Emerson Electric Co.	49.59%	12	45.00%
United Technologies Corporation	46.22%	13	40.00%
Legrand SA	43.23%	14	35.00%
Cummins Inc.	42.80%	15	30.00%
Hubbell, Inc.	36.97%	16	25.00%
Moog Inc.	32.67%	17	20.00%
ABB Ltd.	22.28%	18	15.00%
BorgWarner Inc.	15.17%	19	10.00%
Seimens Akteingesellschaft	10.20%	20	5.00%
American Axle	-44.25%	21	0.00%

Final awards were determined by multiplying the target number of performance share units by the calculated performance factor of 130% and rounding up to the nearest whole share. The earned number of performance share units vested on February 25, 2020 and will be reported in the Options Exercised and Stock Vested Table in our next proxy statement. Dividend equivalents were also paid in cash based on the aggregate dividend paid over the period ($7.88) and the final number of share units that were earned.

Awards earned by our named executive officers for the 2017-2019 ESIP Period are shown below.

Executive	2017-2019 Target	Target Units	Earned Share Units (based on 130% payout)	Value of Award at Vesting (based on $100.28 on 2/25/2020)	Accumulated Dividends (based on $7.88)	Total Award + Dividend Equivalents
C. Arnold	$3,562,500	51,340	66,742	$6,692,888	$525,927	$7,218,815
R. Fearon	$1,500,000	21,620	28,106	$2,818,470	$221,475	$3,039,945
U. Yadav	$900,000	12,970	16,861	$1,690,821	$132,865	$1,823,686
H. Monesmith	$475,000	6,850	8,905	$892,993	$70,171	$963,164
B. Brickhouse	$250,000	3,605	4,687	$470,012	$36,934	$506,946

Long-Term Incentives Granted in 2019

Establishment of Performance Criteria for the 2019-2021 ESIP — Awards for the 2019-2021 ESIP award period will be determined based on our TSR relative to that of the TSR Peer Group as described on the following page. The structure of our 2019-2021 ESIP is identical to that of the 2017-2019 ESIP described on page 42. That is, TSR is calculated by taking the total of share price appreciation and dividends (assuming immediate reinvestment of dividends) over the three-year period compared to our share price at the beginning of the period. Our TSR rank among the TSR Peer Group will determine an adjustment factor which can range from 0% to 200%, such that executives will earn an award if our TSR ranks as follows:

EATON 2020 Proxy Statement and Notice of Meeting	43

Back to Contents

	Threshold	Target	Maximum
Relative Ranking	TSR is positive but ranks the lowest among the peer group	50th Percentile	100th Percentile
Adjustment Factor	25%	100%	200%

Additionally, if our TSR is the highest when compared to that of the TSR Peer Group, but is negative, then the maximum payout that can be earned is 100% of target. The payout between threshold and maximum will be interpolated based on the rank of our TSR among the peer companies.

The TSR Peer Group for the 2019-2021 award period includes twenty companies, fourteen of which are direct peers in either the Electrical, Hydraulics, Aerospace or Vehicle segments and six of which are indirect but relevant peers. The revenue of the directly competitive peers in each segment expressed as a percentage of total peer group revenue roughly equates to the percentage of revenue each such segment represented of total Eaton revenue (with the indirect peers added to the direct Electrical peers).The companies included in the TSR Peer Group are:

Direct Peers: ABB, Ltd., Allison Transmission Holdings, Inc., American Axle & Manufacturing, Inc., BorgWarner, Inc., Cummins Inc., Emerson Electric Co., Hubbell Inc., Legrand S.A., Moog Inc., Parker-Hannifin Corporation, Rockwell Automation, Inc., Schneider Electric SE, Siemens AG, and Woodward, Inc.

Indirect Peers: Deere & Company, Dover Corporation, Honeywell International Inc., Illinois Tool Works Inc., Ingersoll-Rand plc, and United Technologies Corporation.

Performance Share Units Granted for the 2019-2021 ESIP — In February 2019, the Committee established total long-term incentive opportunities, expressed as a cash value, for each executive. Targets are intended to align with the market median long-term incentive value as determined during our annual market analysis described on page 37. Half of the total long-term incentive target was converted to a number of performance share units based on the 30-day average closing price of our ordinary shares at the beginning of the award period. At the end of the award period, the number of performance share units will be adjusted up or down based on achievement of our TSR rank relative to that of the peers as previously described. The adjusted number of share units, if any, will be distributed to participants in the form of our ordinary shares. An accumulated dividend equivalent covering the performance period will be paid in cash based on the number of share units actually earned.

RSUs Granted in 2019 — In February 2019, the Committee approved RSU grants that represented approximately 25% of each named executive officer’s target total long-term incentive opportunity. These RSUs vest in approximately equal installments over three years, subject to continued employment with us. We pay dividend equivalents on the earned number of RSUs at the time the shares vest.

Stock Options Granted in 2019 — Stock options make up the remaining 25% of each named executive officer’s total target long-term incentive opportunity. The stock options granted in 2019 will vest in substantially equal installments over three years, subject to the executive’s continued employment with us, and have a strike price equal to the closing price of our ordinary shares on the date of the grant.

2019 Long-Term Incentive Grants — Each named executive officer’s target long-term incentive opportunity and mix of grant types is shown below. The target amounts shown below differ from the amounts reported in the Summary Compensation Table, which reports the grant date fair value determined in accordance with ASC Topic 718.

Executive	ESIP Target ($) (50% of LTI)	RSU Target ($) (25% of LTI)	Stock Option Target ($) (25% of LTI)	Target Total Long-Term Incentive ($)
C. Arnold	$4,500,000	$2,250,000	$2,250,000	$9,000,000
R. Fearon	$1,500,000	$750,000	$750,000	$3,000,000
U. Yadav	$950,000	$475,000	$475,000	$1,900,000
H. Monesmith	$625,000	$312,500	$312,500	$1,250,000
B. Brickhouse	$500,000	$250,000	$250,000	$1,000,000

EATON 2020 Proxy Statement and Notice of Meeting	44

Back to Contents

HEALTH AND WELFARE, RETIREMENT AND OTHER BENEFIT PLANS

Health and Welfare Benefits and Retirement Income Plans

We provide our executive officers with the same health and welfare and retirement income benefit programs that we provide to our other salaried employees in the United States, with certain exceptions described below. Our named executive officers may choose to participate in our 401(k) plan and receive Company matching contributions, which are reported as “Other Compensation” in the Summary Compensation Table. We provide 401(k) matching contributions that comply with Internal Revenue Code limits.

In place of typical Company-paid group term life insurance, we provide the named executive officers and approximately 325 other employees who were hired prior to January 1, 2016 with Company-paid life insurance coverage under two separate policies. The aggregate value of the two policies is approximately equal to an executive’s annual base salary. This level of coverage is consistent with the level of coverage provided through our group term life policy to other non-union U.S. salaried employees including executives hired on or after January 1, 2016. The majority of the executives’ life insurance (base salary minus $50,000) is covered under an executive-owned individual whole-life policy, with the remaining $50,000 of insurance covered under our group term life policy. The value of the Company-paid premium for the whole life policy is imputed as income to each covered executive. We decided to provide this executive life insurance arrangement to allow each executive to have a paid-up policy at retirement that would mirror Company-provided post-retirement group term life insurance, but with less post-retirement tax complexity for both the executive and the Company.

Other Retirement and Compensation Arrangements

The 2019 Pension Benefits table on page 55 reports retirement benefits for Mr. Arnold and the other named executive officers. Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized plans under which payment will be made for any benefits that may exceed those limits. If these nonqualified benefits accrued before 2005, executives may choose a lump sum payment or an annuity (unless otherwise determined by the Committee), except that if there is a change of control of the Company, they will be paid at the time of the event (unless otherwise determined by the Board of Directors) in a lump sum. These benefits that accrued after January 1, 2005 will be paid in the form of a single sum at retirement.

In response to market practices and to enhance our ability to attract and retain key executives, the Board of Directors also adopted plans that provide supplemental annual retirement income to certain executives whom we hire mid-career, because they do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income or nonqualified restoration plans. These supplemental plans deliver a benefit if the executive either retires at age 55 or older with at least 10 years of service, or at age 65 or older regardless of the years of service. No new participants have been added to this plan since 2011.

The tax-qualified pension plans that we maintain for our U.S. salaried and non-union employees define the term compensation to include base salary, overtime pay, pay premiums and awards under any short-term variable pay or incentive compensation plans (including amounts deferred for receipt at a later date). We use this same definition for calculating pension benefits under the nonqualified executive retirement income arrangements described in the preceding paragraph. These qualified and nonqualified retirement income plans are the only compensation or benefit plans or programs that we provide to executive officers that consider base salary and earned annual incentive awards in the calculation of the executives’ account balances. Long-term incentives, including cash and amounts realized upon the exercise of stock options and/or vesting of other equity-based awards are not factored into these calculations.

Deferral Plans

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. Our deferral plans do not allow executives to defer the receipt of their share-based awards. We offer these deferral arrangements so that our executives have a competitive opportunity to accumulate additional retirement assets and a means to meet our share ownership requirements.

EATON 2020 Proxy Statement and Notice of Meeting	45

Back to Contents

Personal Benefits

We provide our executive officers with limited personal benefits such as reimbursement for financial and estate planning and tax preparation. Personal benefits are treated as taxable income to the executive.

Employment Contracts and Change of Control Agreements

We do not provide our executive officers with employment contracts; however, we do enter into Change of Control Agreements with each executive officer. The agreements do not contain tax gross-up provisions, but do contain double-trigger severance provisions and restrictive covenants. These agreements provide benefits if an executive’s employment is terminated or materially changed for certain reasons following a change of control. We believe that these agreements are in the best interest of our shareholders because they help ensure that we will have the continued dedication and focus of key executives in the event of a change of control of the Company. Details of our Change of Control Agreements may be found in the narrative discussion accompanying the Potential Payments Upon Termination beginning on page 56.

Limited Tax Protection for Relocation and Foreign Assignments

We and the Committee believe that tax protection is appropriate in very limited circumstances to avoid the potential for the value of a benefit to be reduced as a result of tax requirements that are beyond an executive’s control. Specifically, we provide tax protection for our employees under our relocation and foreign assignment policies so that they are able to make decisions to accept new assignments without concern that relocating would be a disadvantage from a tax standpoint.

Use of Our Aircraft

We own, operate, and maintain Company aircraft to enhance the ability of our executive officers and other corporate and business leaders to conduct business in an effective manner. This principle guides how the aircraft are used. Our stringent aircraft use policy ensures that the primary use of this mode of transportation is to satisfy business needs and that all aircraft use is accounted for at all times and in accordance with applicable laws. The Board of Directors has directed Mr. Arnold to use our aircraft for his business travel, whenever feasible, to ensure his personal security and enhance his productivity. The policy also allows Mr. Arnold to use our aircraft for personal travel as needed. Our aircraft policy does not permit other executives to use Company-owned aircraft for personal use without the advance approval of the Chief Executive Officer. No named executive officers receive tax protection on the imputed income for personal use of Company-owned aircraft.

EXECUTIVE COMPENSATION POLICIES AND GUIDELINES

Share Ownership Requirements

We expect all of our executive officers and certain other high-level key executives to hold a number of our shares with a value equal to a pre-determined multiple of their base salary. These multiples, as shown below, represent the minimum guidelines and are consistent with trends we have seen in the competitive market. Each executive is required to own a minimum of 20% of the required shares outright. Executives are expected to hold shares that vest and shares acquired upon the exercise of stock options until these requirements are met. In addition, executives are expected to reach these guidelines within five years of appointment to a new position and are expected to satisfy them for the duration of their employment with the Company.

The Committee reviews each executive officer’s share ownership relative to these levels each February. As of the date this proxy was filed, each of the named executive officers exceeded his ownership and holding requirements.

Position	Minimum Requirement
Chairman and Chief Executive Officer	6 times base salary
Vice Chairman, Chief Financial and Planning Officer	4 times base salary
President and Chief Operating Officer Electrical or Industrial Sector	4 times base salary
Other Officers	2-3 times base salary
General Managers and other ESIP participants	1 times base salary

EATON 2020 Proxy Statement and Notice of Meeting	46

Back to Contents

Anti-Hedging and Pledging

No Hedging Transactions - Our insider trading policy prohibits all of our officers, including our named executive officers, and directors from engaging in the following types of hedging transactions involving our common stock: (1) any transaction involving the establishment of a short position in Eaton securities; (2) buying or selling puts or calls or other derivatives on Eaton’s securities, or (3) otherwise entering into any hedging arrangements involving Eaton securities.

No Pledging - Our insider trading policy prohibits our employees, including our named executive officers, and directors from holding our common stock in a margin account or pledging it as collateral for a loan.

Clawback Policy

The Board of Directors has adopted a formal policy stating that, if an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any periods as to which a performance-based award was paid or credited to the executive during the 12-month period following the first public issuance of the incorrect financial statement, such award shall be subject to reduction, cancellation or reimbursement to the Company at the Board’s discretion. The clawback policy covers any executive who participates in our ESIP or any successor plans. Our incentive compensation plans, stock plans and deferral plans all include the provisions of this policy. This policy may be found on our website at http://www.eaton.com/governance.

Tax and Accounting Considerations

We carefully monitor and comply with any changes in the laws, regulations, accounting standards and related interpretive guidance that impact our executive compensation plans and programs. Tax and accounting considerations have never played a central role in the process of determining the compensation or benefit plans and programs that are provided to our executives. Instead, the Committee consistently has structured our executive compensation program in a manner intended to ensure that it is competitive in the marketplace for executive talent and provides incentives and rewards that focus our executives on reaching desired internal and external performance levels. Once the appropriate programs and plans are identified, we administer and account for them in accordance with applicable requirements.

RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK

Compensation and Organization Committee Annual Risk Assessment

Each year, the Committee and management conduct a comprehensive review of our executive and broad-based compensation programs to determine whether any of our compensation programs, either individually or in the aggregate, would encourage employees to undertake excessive risks that are reasonably likely to have a material adverse impact on the Company.

After reviewing an inventory of our 2019 broad-based variable pay and sales commission plans, which included the number of participants in each plan, the participants’ levels within the organization, the target and maximum payment potential, performance criteria under each plan, and the type of plan (for example, management-by-objective and goal sharing), the Committee concluded that none of the broad-based programs would likely give rise to a material risk.

The Committee also applied a risk assessment to the short- and long-term incentive plans that are described in this CD&A. This analysis included, but was not limited to, (a) whether performance goals were balanced and potential payments were reasonable based on potential achievement of those goals at the threshold, target and maximum levels; (b) whether there is a balance between short- and long-term incentive opportunities and that pay is not overly weighted toward annual incentive opportunities; and, (c) how our performance objectives and target award opportunities compared to the objectives and target awards underlying our peers’ incentive programs. The Committee concluded that these short- and long-term incentive plans are not likely to give rise to a material risk.

EATON 2020 Proxy Statement and Notice of Meeting	47

Back to Contents

Our Executive Compensation Strategies and Programs Are Structured to Reduce Risk

The Committee and management also concluded that our executive compensation strategy and programs are structured in the best interest of the Company and its stakeholders and do not create a material risk due to a variety of mitigating factors, such as:

●

An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements and delivers rewards based on sustained performance over time;

●

The Committee’s sole power to set performance objectives for our incentive plans. In our short-term plan, this includes CFR and adjusted EPS objectives and qualitative goals such as leadership development, growth, operational excellence, and building organizational capacity. We believe these items contribute to increased shareholder value;

●

Our long-term performance plan (ESIP) focuses on relative TSR. This creates a focus on driving sustained performance over multiple award periods that mitigates the potential for executives to take excessive risks to drive one-time, short-term performance spikes in any one period;

●

The use of equity awards to foster retention and align our executives’ interests with those of our shareholders;

●

Capping the potential payouts under the short- and long-term incentive plans to eliminate the potential for windfalls;

●

A clawback policy that allows us to recover compensation in the case of a material restatement of financial results and/or employee misconduct;

●

Share ownership and holding requirements; and

●

A broad array of benefit programs that offer employees and executives an opportunity to build meaningful retirement assets throughout their careers.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

The Compensation and Organization Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation and Organization Committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATION COMMITTEE

Todd M. Bluedorn, Chair
Christopher M. Connor
Michael J. Critelli
Silvio Napoli
Gregory R. Page

EATON 2020 Proxy Statement and Notice of Meeting	48

Back to Contents

Compensation Tables

2019 SUMMARY COMPENSATION TABLE

This table shows the total compensation of the Company’s Chairman and Chief Executive Officer of Eaton Corporation, the Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation, and our three other most highly compensated executive officers in 2019.

NARRATIVE EXPLANATION OF SUMMARY COMPENSATION TABLE COLUMN INFORMATION:

Column	Explanation
Salary	Consists of base salary, which accounted for, on average, approximately 14% of the total compensation of the named executive officers in 2019.
Bonus

“Bonus” payments are defined under the disclosure rules as discretionary payments that are not based on any performance criteria. The named executive officers were not entitled to receive “bonus” payments for 2019.

Stock and Option Awards

These two columns show the grant date fair value of equity awards granted to the named executive officers.

●

Stock Awards — Consists of the grant date fair value of awards delivered to each named executive officer in the year reported. The value of RSUs is based on our New York Stock Exchange closing price on the date of the grant. The value of ESIP PSUs is based on a Monte Carlo simulation.

●

Option Awards — Reports the grant date fair value of stock options awarded in each respective year. The grant date fair value of stock options is based on the Black-Scholes option pricing model. The named executive officers received stock option grants in 2019, 2018 and 2017.

Non-Equity Incentive Plan Compensation

Reports the amount earned for 2019 under the EIC Plan. The incentive payments reported in this column were approved by the Committee at its February 25, 2020 meeting and, to the extent not deferred by the executive, will be paid on March 31, 2020.

Changes in Pension Value and Nonqualified Deferred Compensation Earnings

Contains two distinct components.

●

“Changes in Pension Value” represents the total change in the actuarial present value of each named executive officer’s accumulated benefit under all of our defined benefit pension plans (both tax qualified and nonqualified) from the measurement date used for financial reporting purposes. The change in this column from year-to-year reflects items such as: changes in compensation as defined under the pension plan in which the executive participates, an additional year of service, and changes in the discount and interest rates used to determine the actuarial present value of the accumulated benefit reported in each respective year.

●

“Nonqualified Deferred Compensation Earnings” include earnings on deferred compensation that exceed 120% of a specified rate of interest for long-term debt instruments established by the Internal Revenue Service, when applicable. Under the disclosure rules, earnings on deferred compensation are considered to be “above-market” if the rate or formula used to calculate the interest under the plan in which the executive participates exceeded a rate of interest established by the Internal Revenue Service. No named executive officers had “above-market” earnings on deferred compensation.

All Other Compensation

Consists of compensation that does not fit within any of the foregoing definitions of compensation. This compensation includes items such as personal benefits, our contributions to defined contribution plans and the value of insurance premiums paid by us.

EATON 2020 Proxy Statement and Notice of Meeting	49

Back to Contents

2019 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Changes In Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation
C. Arnold Chairman and Chief Executive Officer	2019	$1,300,000	-	$8,280,171	$2,499,904	$1,965,600	$5,862,230	$54,459	$19,962,364
	2018	$1,200,004	-	$6,929,798	$2,025,739	$2,277,000	$2,207,869	$33,435	$14,673,845
	2017	$1,125,002	-	$5,956,210	$1,948,435	$2,293,117	$3,815,514	$39,863	$15,178,141
R. Fearon Vice Chairman and Chief Financial and Planning Officer	2019	$984,635	-	$2,760,634	$833,536	$930,480	$1,961,581	$40,372	$7,511,238
	2018	$946,764	-	$2,558,793	$747,912	$1,143,218	$281,550	$33,081	$5,711,318
	2017	$906,100	-	$2,508,244	$820,473	$1,347,288	$2,983,382	$37,493	$8,602,980
U. Yadav President & COO - Electrical Sector	2019	$719,448		$1,748,252	$528,000	$675,895	$2,118,872	$24,294	$5,814,761
	2018	$671,580	-	$1,535,623	$448,920	$883,531	$495,974	$25,492	$4,061,120
	2017	$642,600	-	$1,504,715	$492,586	$854,461	$1,276,569	$21,852	$4,792,783
H. Monesmith President & COO - Industrial Sector	2019	$576,248	-	$1,150,437	$347,776	$465,411	$819	$66,492	$2,607,183
B. Brickhouse President - Americas Region, Electrical Sector	2019	$576,146	-	$920,788	$278,080	$518,546	$1,327,346	$310,363	$3,931,269
(1)

In 2019, 2018, and 2017, $190,000, $190,000, and $181,250, respectively, of Mr. Arnold’s salary was attributable to his service as a member of Eaton’s Board of Directors. In 2019, 2018, and 2017, $150,000, $150,000, and $141,250, respectively, of Mr. Fearon’s salary was attributable to his service as a member of Eaton’s Board of Directors.

(2)

These two columns show the grant date fair value of equity awards, computed in accordance with ASC 718, granted to the named executive officers. The value of stock options is based on the Black-Scholes option pricing model. The assumptions used in connection with these valuations are further described in Note 11 to the Consolidated Financial Statements of our 2019 annual report. The actual amounts realized by individual named executive officers likely will vary based on a number of factors, including the market performance of our shares, continued employment through the vesting date, and timing of option exercises.

(3)

Non-Equity Incentive Plan Compensation reported in this column includes payments earned under the 2019 EIC Plan. The material features of this incentive plan are described in the Compensation Discussion and Analysis. For 2017, this column also included awards earned under our 2014-2017 ESIP. ESIP awards for this period had no embedded right to stock settlement and were settled in cash and therefore, reported in this column.

(4)

In 2019, no named executive officers received above-market earnings on his nonqualified deferred compensation. The aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans for each named executive officer is noted below. Mr. Monesmith participated in the Cooper Pension Plan, which was merged with the Pension Plan for Eaton Corporation Employees in 2018. He receives no other benefit under the Pension Plan for Eaton Corporation Employees. Instead, he receives an additional employer-contribution under our defined contribution plan as discussed below and on page 53.

	Qualified	Nonqualified	Total
C. Arnold	$264,405	$5,597,825	$5,862,230
R. Fearon	$36,070	$1,925,511	$1,961,581
U. Yadav	$54,673	$2,064,199	$2,118,872
H. Monesmith	$819	-	$819
B. Brickhouse	287,890	$1,039,456	$1,327,346
(5)

“All Other Compensation” includes the aggregate incremental cost we incurred for certain personal benefits, including:

●

Reimbursement of financial, tax and estate planning fees.

●

Amounts attributable to international assignments and mobility.

●

Personal Use of Company Aircraft: The amount reported in the following table is the executive’s use of our airplanes for personal travel. In 2019 Messrs. Arnold, Fearon, Yadav and Brickhouse each had family members accompany him on our aircraft to certain business-related events and meetings. There is no incremental cost to the company for family members to accompany executives on business trips; however, we are disclosing this perquisite in accordance with SEC rules. We do not reimburse named executive officers for tax costs related to personal or family member use of our aircraft.

●

Life Insurance: We provide approximately 325 employees, including the named executive officers who were hired prior to January 1, 2016 with the opportunity to acquire individual whole-life insurance as described on page 45. The annual premium paid by us during 2019 for each of the named executive officers is shown in the chart below. Each participant is responsible for paying individual income taxes due with respect to our insurance program.

●

Contributions to the Eaton Savings Plan: The amount of our contributions to the named executive officers’ accounts under the 401(k) Eaton Savings Plan (the “ESP”) is reported below. The ESP permits an employee to contribute a portion of his salary to the ESP, subject to limits imposed under the Internal Revenue Code. Mr. Monesmith receives an additional employer contribution under the ESP in lieu of a benefit under our defined benefit pension plans. The amount of the additional employer contribution is also included in the table below.

●

The amounts of these items reported as “All Other Compensation” are:

EATON 2020 Proxy Statement and Notice of Meeting	50

Back to Contents

	Financial Planning	Personal use of Aircraft	International Assignment and Mobility	Company Paid Life	Employer Contributions to the Eaton Saving Plan Accounts	Total Other
C. Arnold	$12,906	$12,695	-	$20,458	$8,400	$54,459
R. Fearon	$14,439	-	-	$17,533	$8,400	$40,372
U. Yadav	$10,000	-	-	$5,894	$8,400	$24,294
H. Monesmith	$11,500	-	-	$3,858	$51,134	$66,492
B. Brickhouse	$15,558	-	$278,845	$7,560	$8,400	$310,363

GRANTS OF PLAN-BASED AWARDS IN 2019

The following table summarizes the potential awards payable to named executive officers with respect to the short-term and long-term incentive award opportunities granted in 2019.

	Estimated Future Payout under Non-Equity Incentive Plan Awards				Estimated Future Payout under Equity Incentive Plan Awards			Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock & Option Awards
C. Arnold	2/26/2019(1)	$520,000	$2,080,000	$6,240,000
	2/26/2019(2)				15,594	62,375	124,750				$5,769,688
	2/26/2019(3)								177,550	$80.49	$2,499,904
	2/26/2019(3)							31,190			$2,510,483
R. Fearon	2/26/2019(1)	$246,159	$984,635	$2,953,905
	2/26/2019(2)				5,199	20,795	41,590				$1,923,538
	2/26/2019(3)								59,200	$80.49	$833,536
	2/26/2019(3)							10,400			$837,096
U. Yadav	2/26/2019(1)	$183,170	$732,678	$2,198,034
	2/26/2019(2)				3,293	13,170	26,340				$1,218,225
	2/26/2019(3)								37,500	$80.49	$528,000
	2/26/2019(3)							6,585			$530,027
H. Monesmith	2/26/2019(1)	$123,125	$492,498	$1,477,494
	2/26/2019(2)				2,166	8,665	17,330				$801,513
	2/26/2019(3)								24,700	$80.49	$347,776
	2/26/2019(3)							4,335			$348,924
B. Brickhouse	2/26/2019(1)	$119,042	$476,167	$2,142,752
	2/26/2019(2)				1,734	6,935	13,870				$641,488
	2/26/2019(3)								19,750	$80.49	$278,080
	2/26/2019(3)							3,470			$279,300
(1)

EIC PLAN. These amounts represent potential payments that were established for 2019 under our EIC Plan, as described on page 40.

(2)

ESIP AWARD. This represents the potential payments that were established in February 2019 for the 2019-2021 ESIP Award Period as described on page 43. ESIP opportunities take the form of PSUs and at the end of the award period, the target number of ESIP PSUs will be adjusted based on the Company’s TSR rank among a group of peers. The final number of PSUs cannot exceed two times the target number of share units. Dividend equivalents will be paid based on the earned number of PSUs and the aggregate dividend paid to our investors over the three-year award period. Earned awards, if any, will be distributed in the first quarter of 2022 and the value realized will vary based on share price. The value of PSUs shown in this table are computed in accordance with ASC 718.

(3)

STOCK OPTIONS and RSUs. These amounts represent stock options and RSUs granted on February 26, 2019. The value of RSUs shown in this table are computed in accordance with ASC 718. The value of stock options is based on a Black-Scholes option pricing model. The assumptions used in connection with the valuations of the grants in this table are further described in Note 11 to Consolidated Financial Statements of our 2019 annual report. The actual amounts realized by individual named executive officers will vary based on a number of factors, including the market performance of our shares and timing of option exercises.

EATON 2020 Proxy Statement and Notice of Meeting	51

Back to Contents

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

The following table summarizes the outstanding equity awards held by the named executive officers at December 31, 2019. The closing price of our ordinary shares on the last trading day in 2019 ($94.72) was used to determine the market value of the unvested RSAs and RSUs shown in the “Market Value of Shares or Units of Stock That Have Not Vested ($)” column.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)(1)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
C. Arnold	2/26/2019	-	177,550		$80.49	2/26/2029	2/26/2019	31,190	$2,954,317	62,375	$5,908,160
	2/27/2018	38,791	78,759		$81.96	2/27/2028	2/27/2018	16,369	$1,550,472	48,855	$4,627,546
	2/21/2017	85,107	43,843		$71.89	2/21/2027	2/21/2017	8,728	$826,716	51,340	$4,862,925
	2/23/2016	132,850	-		$56.55	2/23/2026
	2/24/2015	35,900	-		$71.72	2/24/2025
	2/25/2014	26,150	-		$75.36	2/25/2024
	7/23/2013	42,000	-		$68.95	7/23/2023
R. Fearon	2/26/2019	-	59,200		$80.49	2/26/2029	2/26/2019	10,400	$985,088	20,795	$1,969,702
	2/27/2018	14,322	29,078		$81.96	2/27/2028	2/27/2018	6,044	$572,488	18,040	$1,708,749
	2/21/2017	35,838	18,462		$71.89	2/21/2027	2/21/2017	3,676	$348,191	21,620	$2,047,846
	2/23/2016	79,700	-		$56.55	2/23/2026
	2/24/2015	35,900	-		$71.72	2/24/2025
	2/25/2014	26,150	-		$75.36	2/25/2024
	7/23/2013	42,000	-		$68.95	7/23/2023
U. Yadav	2/26/2019	-	37,500		$80.49	2/26/2029	2/26/2019	6,585	$623,731	13,170	$1,247,462
	2/27/2018	8,596	17,454		$81.96	2/27/2028	2/27/2018	3,629	$343,739	10,825	$1,025,344
	2/21/2017	21,516	11,084		$71.89	2/21/2027	2/21/2017	2,205	$208,858	12,970	$1,228,518
	2/23/2016	47,850	-		$56.55	2/23/2026	2/25/2014(3)	6,840	$647,885
	2/24/2015	11,650	-		$71.72	2/24/2025	2/26/2013(3)	5,035	$476,915
	2/25/2014	8,500	-		$75.36	2/25/2024	2/21/2012(3)	5,965	$565,005
	2/26/2013	13,600	-		$59.56	2/26/2023
H. Monesmith	2/26/2019	-	24,700		$80.49	2/26/2029	2/26/2019	4,335	$410,611	8,665	$820,749
	2/27/2018	5,742	11,658		$81.96	2/27/2028	2/27/2018	2,419	$229,128	7,220	$683,878
	2/21/2017	11,352	5,848		$71.89	2/21/2027	2/21/2017	1,165	$110,349	6,850	$648,832
B. Brickhouse	2/26/2019	-	19,750		$80.49	2/26/2029	2/26/2019	3,470	$328,678	6,935	$656,883
	2/27/2018	3,349	6,801		$81.96	2/27/2028	2/27/2018	1,411	$133,650	4,210	$398,771
	2/21/2017	5,973	3,077		$71.89	2/21/2027	2/21/2017	614	$58,158	3,605	$341,466
	2/24/2015	6,350	-		$71.72	2/24/2025
	2/25/2014	4,650	-		$75.36	2/25/2024

(1) Unless otherwise noted, stock option awards and RSUs vest in approximately equal installments on the first, second and third anniversary of the date of the grant, subject to the executive’s continued employment with us, such that approximately one-third of the unexercisable option awards and one-third of the unvested stock awards granted in 2019 vest on each February 26, 2020, 2021 and 2022 and approximately one-half of the unexercisable option awards and one-half of the unvested stock awards granted in 2018 vest on each February 27, 2020 and 2021.

(2) Unless otherwise noted, represents potential payments that were established in 2019, 2018 and 2017 for the 2019-2021, 2018-2020, and 2017-2019 ESIP Award Periods. The number of earned PSUs will be determined at the end of each three-year award period based on the Company’s achievement of the performance criteria that was established for each award period. The earned number of PSUs for each ESIP grant can range from 0 to 200%. The value realized upon the vesting of PSUs will be determined based on the closing price of our ordinary shares on the vesting date. The 2017-2019 ESIP opportunities included in this column were earned at 130% of target and shares vested on February 25, 2020.

(3) Unvested restricted stock awards cliff vest on the tenth anniversary of the date of the grant, subject to continued employment with us.

EATON 2020 Proxy Statement and Notice of Meeting	52

Back to Contents

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table provides information about exercises of stock options and vesting of PSUs, RSAs and RSUs during the year ended December 31, 2019. The values for exercised stock options reflect the difference between the aggregate option exercise price and the market price of the applicable number of our ordinary shares on the date of exercise. The values for any PSUs, RSAs or RSUs that vested during 2019 reflect the per share closing price of our ordinary shares on the vesting date multiplied by the number of shares that vested.

	Option Awards:		Stock Awards:
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
C. Arnold	80,592	$3,147,144	123,843	$9,887,897
R. Fearon	88,100	$2,639,907	71,460	$5,766,778
U. Yadav	10,090	$407,043	35,804	$2,888,437
H. Monesmith	-	-	14,287	$1,149,277
B. Brickhouse	35,040	$1,081,129	12,383	$996,869
(1) Amounts realized upon the exercise of options or on the vesting of PSUs, RSAs or RSUs are not eligible for deferral under any of our deferred compensation plans.

2019 PENSION BENEFITS

We maintain three basic types of retirement income plans for our U.S. salaried employees. The table that follows shows the estimated present value of the benefits payable under each of our retirement income plans.

■

a tax-qualified defined benefit pension plan (referred to as the Pension Plan for Eaton Corporation Employees in the Pension Benefits table) that has two separate benefit formulas: a final average pay formula and a cash balance formula;

■

two defined benefit restoration plans (collectively referred to as the DB Restoration Plan in the Pension Benefits table); and

■

a plan that allows us to supplement the pension benefits earned under our qualified pension plan and nonqualified DB Restoration Plan to certain elected officers and executives who are recruited by us mid-career (referred to as the Limited Service Supplemental Plan in the Pension Benefits table).

Tax-Qualified Retirement Income Plans — Effective January 1, 2003, employees who were then earning benefits under the “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”) under the Pension Plan for Eaton Corporation Employees (the “Pension Plan”) were given the option to either: (a) continue earning benefits under the AFAC benefit formula, or (b) convert the value of their accrued benefit to an “opening balance” and commence earning benefits in an “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”). Salaried employees hired on or after January 1, 2002, but before April 1, 2013, automatically earn benefits under the EPPA benefit formula upon becoming eligible for participation in the Pension Plan. Any employee hired on or after April 1, 2013 and all U.S. employees of Cooper immediately prior to our acquisition of Cooper will receive an additional employer contribution under the Eaton Savings Plan in lieu of earning a benefit under the Pension Plan. Employees of Cooper who were eligible for a benefit from the Cooper Pension Plan, which was merged with the Pension Plan on December 31, 2018, will receive no further benefit under the Pension Plan but will receive the additional Eaton Savings Plan contribution.

Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level plus 1.5% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee’s years of credited service. In addition, the employee receives a supplement equal to 1/2% of average final annual compensation up to the applicable Social Security integration level payable until the Social Security Normal Retirement Age. An employee’s average final annual compensation is the average annual amount of his or her eligible compensation (generally consisting of salary plus short-term executive incentive compensation) for service during the five consecutive years within the last 10 years of employment for which the employee’s total compensation was the greatest. Years of credited service includes the number of years of employment between age 21 and retirement, subject to a maximum of 44 years. Corporate policies require the named executive officers to retire at age 65.

EATON 2020 Proxy Statement and Notice of Meeting	53

Back to Contents

Under the EPPA benefit formula, a participant’s single sum retirement benefit is accumulated throughout his or her career with us. This single sum amount is represented as a notional account balance to which credits are regularly added. The credits are equal to a percentage of eligible compensation (generally consisting of salary and short-term incentive compensation) plus interest at a specified rate and, where applicable, cost-of-living credits on certain opening balances. The percentage of eligible compensation credited to the participant’s notional account balance varies over his or her career based on the sum of the participant’s age and service with us. For any period when that sum is less than 50, 5.0% of eligible compensation is credited. For any period when the sum is between 50 and 59 (inclusive), 6.0% of eligible compensation is credited. When the sum is between 60 and 69 (inclusive), 7.0% of eligible compensation is credited. When the sum is 70 or greater, 8.0% of eligible compensation is credited. Except as noted below, upon termination of employment, the notional account balance is available as a single sum or may be converted to one of several annuity forms. Under the standard post-retirement surviving spouse option for the AFAC and EPPA benefit formulas, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. For example, the benefit for an employee electing that option at age 65 whose spouse is five years younger would be approximately 11.5% less than the amount of the participant’s annual benefit.

Nonqualified Defined Benefit Retirement Plans — Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. This includes a limitation on the amount of annual compensation that may be taken into account in calculating a participant’s benefit under a qualified retirement plan. As permitted under the Internal Revenue Code, the Board of Directors has authorized the payment from our general funds of any benefits calculated under the provisions of the Pension Plan that may exceed those limits. This applies to all participants, including the named executive officers.

Limited Eaton Service Supplemental Retirement Income Plan — The Board of Directors has adopted a plan that provides supplemental annual retirement income to elected officers and certain executives who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service. The amount of the annual supplement generally is equal to the amount by which a percentage of the executive’s average final annual compensation exceeds his or her earned retirement income. This includes amounts receivable under the retirement plans described above. The percentage of average final annual compensation used for this purpose depends upon an executive’s age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service). Benefits accrued and vested before January 1, 2005 under either the nonqualified or the limited service plans generally are paid in one of the forms available under the Pension Plan as elected by the participant. Benefits earned after 2004 are paid as a single lump sum. With respect to all benefits, regardless of when accrued, the present value of the benefit will be paid in a single installment upon a change of control of the Company.

EATON 2020 Proxy Statement and Notice of Meeting	54

Back to Contents

2019 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
C. Arnold	Pension Plan for Eaton Corporation Employees	19.25	$1,229,685	-
	DB Restoration Plan	19.25	$11,905,950	-
	Limited Service Supplemental Plan	19.25	$6,398,960	-
R. Fearon	Pension Plan for Eaton Corporation Employees	17.75	$397,223	-
	DB Restoration Plan	17.75	$1,750,263	-
	Limited Service Supplemental Plan	17.75	$12,295,546	-
U. Yadav	Pension Plan for Eaton Corporation Employees	25.75	$385,800	-
	DB Restoration Plan	25.75	$635,787	-
	Limited Service Supplemental Plan	25.75	$6,089,510	-
H. Monesmith(1)	Pension Plan for Eaton Corporation Employees	-	$6,541	-
	DB Restoration Plan	-	-	-
	Limited Service Supplemental Plan	-	-	-
B. Brickhouse(2)	Pension Plan for Eaton Corporation Employees	34.50	$1,210,490	-
	DB Restoration Plan	34.50	$2,912,147	-
	Limited Service Supplemental Plan	-	-	-
(1)

Mr. Monesmith participated in the Cooper Pension Plan and receives no further benefit under the Pension Plan for Eaton Corporation Employees.

(2)

Mr. Brickhouse does not receive a benefit under the Limited Service Supplemental Retirement Income Plan.

2019 NONQUALIFIED DEFERRED COMPENSATION

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. We offer these plans to provide:

■

our executives with an opportunity to accumulate additional retirement assets,

■

a means for acquiring our shares in order to meet our share ownership guidelines, and

■

an additional form of employment retention.

The plans described in this section are as follows:

■

the Deferred Incentive Compensation Plan (the “DIC Plan”);

■

the Deferred Incentive Compensation Plan II (the “DIC Plan II”); and

■

the Incentive Compensation Deferral Plan II (the “IC Deferral Plan II”).

DIC Plans — Short-term incentive compensation earned prior to December 31, 2004 was eligible for deferral under the DIC Plan. On February 10, 2010, the Committee approved the termination of the DIC Plan with respect to all participant accounts except for certain accounts that contain deferrals for the years 1986 through 1989. The accounts that were not terminated earn fixed interest based on market rates and individual mortality assumptions in effect at the time of the deferrals. None of the named executive officers have accounts that contain deferrals for the years 1986 through 1989.

Short-term incentive compensation earned after December 31, 2004 is eligible to be deferred under the DIC Plan II. Incentive compensation earned in 2005 through December 31, 2007 that was deferred under the DIC Plan II was credited with earnings that accrued on a phantom share basis, as if the deferred amounts were invested in our ordinary shares, with earned dividends reinvested in shares. Under the DIC Plan II, prior to the beginning of each calendar year, participants must elect the method and timing of payment with respect to the incentive compensation to be earned in the year that is subject to the deferral election. The creation of the DIC Plan II and the exclusion of deferrals under the prior plan were implemented to satisfy the requirements of Internal Revenue Code Section 409A under the American Jobs Creation Act of 2004 (409A). Beginning with deferrals of short-term incentive compensation earned during 2008 and after for payment following retirement, each executive will have a choice of deferring up to 100% of his or her annual incentive compensation into either or both of (a) an account tracked on a phantom share basis and paid out in our ordinary

EATON 2020 Proxy Statement and Notice of Meeting	55

Back to Contents

shares or (b) an account that earns interest equal to that paid on 10-year Treasury Notes plus 300 basis points. Executives also may defer compensation under the DIC Plan II on a short-term basis for payment within 5 years or less.

IC Deferral Plan — Similarly, cash settled long-term incentive compensation earned after December 31, 2004 is eligible for deferral under the IC Deferral Plan II. Under the IC Deferral Plan II, prior to the beginning of any award period for which an award may be earned, or later if permitted by us in the case of performance-based compensation (as defined in the final regulations under 409A), participants must elect the method and timing of payment with respect to the incentive compensation to be earned during that award period, and that is subject to the deferral election. When an executive elects to defer a long-term incentive award under the IC Deferral Plan II for payment at or following his or her retirement, earnings on a minimum of 50% of the deferred amount must be tracked on a phantom share basis. The remainder of the amount deferred to retirement earns interest equivalents equal to that paid on 10-year Treasury Notes plus 300 basis points. At retirement, the portion of the executive’s account that is deferred into phantom shares is paid in our ordinary shares. Incentive compensation deferred pursuant to our deferral plans is unsecured, subject to the claims of our creditors and is exposed to the risk of our non-payment.

A grantor trust that we previously established, the assets of which are subject to the claims of our creditors, will be used to pay those obligations related to deferred incentive compensation earned by our executives prior to 2005. The transaction to acquire Cooper Industries plc required Eaton to fund the vested liabilities in the trust in the amount of $7.8 million. No comparable trust arrangements currently are in place with respect to incentive compensation deferred after 2004.

2019 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(2)
C. Arnold	DIC Plan	$-	$-	$-	$-	$-
	DIC Plan II	$2,049,300	$-	$107,086	$-	$2,156,386
	IC Deferral Plan II	$-	$-	$-	$-	$-
	Subtotal	$2,049,300	$-	$107,086	$-	$2,156,386
R. Fearon	Has not participated in our elective deferral programs
U. Yadav	Has not participated in our elective deferral programs
H. Monesmith	DIC Plan	$-	$-	$-	$-	$-
	DIC Plan II	$-	$-	$10,972	$-	$220,312
	IC Deferral Plan II	$-	$-	$-	$-	$-
	Subtotal	$-	$-	$10,972	$-	$220,312
B. Brickhouse	Has not participated in our elective deferral programs
(1)

When applicable, the amounts reported in the “Aggregate Earnings in Last Fiscal Year” column are also reported in the ‘Changes in Pension Value and Nonqualified Deferred Compensation Earnings’ column of the Summary Compensation Table, to the extent such earnings exceed 120% of the applicable federal rate as determined under the Internal Revenue Code. No named executive officers received “above-market” earnings on his nonqualified deferred compensation.

(2)

Mr. Arnold’s aggregate balance includes his 2018 earned EIC award which was reported in the "Non-Equity Incentive Plan Compensation" column of the 2018 Summary Compensation Table. Mr. Monesmith’s aggregate balance includes amounts he earned and elected to defer before he became a named executive officer.

2019 POTENTIAL PAYMENTS UPON TERMINATION

A named executive officer may experience a termination of employment under several possible situations. In each of these circumstances, certain plans, agreements, arrangements or practices would provide compensation to the executive in varying amounts. We do not provide employment contracts to our executives and do not have plans or arrangements (other than the Change of Control Agreements previously discussed and standard severance benefits available to all U.S. salaried, nonunion employees) that would require any payment to a named executive officer in the event of a termination of his or her employment.

Instead, the Compensation and Organization Committee of our Board of Directors exercises the sole discretion to decide what, if any, additional severance payments or benefits will be offered to an executive in the case of a termination of employment. In exercising this discretion, the Committee takes a number of factors into consideration, including the reasons for the termination and the individual executive’s personal circumstances. The Committee believes that it is in

EATON 2020 Proxy Statement and Notice of Meeting	56

Back to Contents

the best interest of the Company and our shareholders to ensure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-competition, non-solicitation, non-disparagement and general release agreements. Moreover, providing fair and reasonable employment termination compensation is consistent with our overall compensation philosophy.

For each of the termination of employment scenarios described in this section, the estimated potential payments and benefits that might be received by each named executive officer are displayed in the table that immediately follows that description.

Background and Basic Assumptions

In this section, we discuss termination of employment scenarios that include: (a) Voluntary Resignation or a Termination for Cause; (b) Normal and Early Retirement; (c) Involuntary Termination — Not for Cause; (d) Change of Control; and (e) Death or Disability. The following key principles and assumptions apply to these disclosures:

■

Under each of the scenarios, we have assumed that each of the named executive officer’s employment terminated on December 31, 2019.

■

Each officer’s eligibility for the amounts reported as severance payments and benefit arrangements are based on his compensation and years of service as of December 31, 2019.

■

An executive would be eligible for a full award under the short-term incentive plan for the year ending December 31, 2019 and a full award under a long-term incentive plan for any long-term performance-based award period ending December 31, 2019 if such an award had been payable. We would calculate and pay any such earned awards in accordance with the normal operation of the plans. Therefore, we have not included these awards in the following scenarios because they do not represent a severance or other payment that is triggered by employment termination.

■

We maintain a Severance Benefit Plan in which each of the named executive officers participates along with all of our U.S. salaried, non-union employees. We generally pay benefits under this plan only in the case of an involuntary termination of employment other than for Cause. We calculate the benefits under this plan based on the length of service with us from the most recent date of hire. The maximum severance payment under this plan equals one year of base salary and continuation of health and welfare benefits for six months. However, the severance payment that we would expect to provide to a named executive officer under the scenarios described on the following pages would be made in lieu of any benefit under these standard severance arrangements.

■

To the extent the Committee would decide that a terminated executive is eligible for pro-rated participation in one or more of the open award periods under our long-term incentive plans, the estimated pro-rated awards shown in the following scenarios reflect (a) credit for the total number of months of service with us from the start of an eligible award period through the executive’s termination date as a percentage of the total number of months in the award period multiplied by (b) the officer’s target award for each open award period. Although we show the aggregate amount of these estimated payments for the named executive officers as a lump sum amount, our practice would be to make the pro-rated payments to executives at the end of each of the award periods once actual performance under the plan is known, except in the case of a termination in connection with a change of control.

■

Under the terms of our standard form of stock option, RSA and RSU grant agreements for grants awarded prior to May 1, 2015, in the case of a change of control of the Company, vesting of all the executives’ outstanding unvested equity grants would be accelerated. For grants awarded after May 1, 2015, acceleration only occurs if the acquiring company does not assume or replace the grants or if the executive is terminated in connection with the change in control of the Company.

■

Except under very unusual circumstances, the Committee would not provide any increases, payment acceleration or other enhancements to the benefits previously earned or credited under our benefit plans or programs in connection with any of the termination scenarios. These plans and programs would include (a) all retirement income plans (including defined benefit, defined contribution and nonqualified retirement income plans), (b) health and welfare plans (including post-retirement medical and life insurance coverage), (c) any vested and accrued vacation and (d) any amounts credited to the executives’ accounts under our nonqualified deferred compensation plans. Payments of earned and vested amounts under these plans and programs are not included in the scenarios described below.

■

In these termination scenarios, we expect that the Committee would provide the executive (or, in the case of death, the estate or surviving spouse, if any) with continued reimbursement for the cost of income tax return preparation and estate and financial planning services for the year of and year following termination of employment. These reimbursements to the executives would be reported as imputed income and would be subject to ordinary income tax treatment. The estimated expense reimbursements shown in the scenarios below represent the approximate cost of this benefit based on the amount of each named executive officer’s most recent reimbursement.

EATON 2020 Proxy Statement and Notice of Meeting	57

Back to Contents

Voluntary Resignation or Termination for Cause

An executive is not entitled to receive any additional forms of compensation or benefits, other than any accrued and vested vacation, deferral account balances and vested qualified and nonqualified retirement income, if he or she voluntarily resigns when he or she is not yet eligible for retirement or if his or her employment with us is terminated for Cause.

Normal and Early Retirement

Each named executive officer is subject to mandatory retirement at age 65 and is eligible to elect voluntary retirement after having attained age 55 with ten or more years of service. Consistent with the policy applied to non-executive employees who were hired on or before December 31, 2001, in the event we involuntarily terminate an officer after the officer attained age 50 with ten or more years of service, he or she also would be treated as a retiree under the programs described below. As of December 31, 2019, Mr. Monesmith did not meet the age and service requirements to be treated as a retiree under these programs. This retirement scenario includes:

■

pro-rated eligibility in the open award periods under our performance-based long-term incentive program (ESIP);

■

vesting of the then unvested stock options, RSAs and RSUs according to the vesting schedule set forth in each grant agreement. For illustrative purposes, these awards are valued based on the closing price of our shares on the last trading day of 2019 ($94.72), regardless of when they vest; and

■

reimbursement for the costs of income tax return preparation and estate and financial planning assistance for the year of and year following retirement.

	Base and Short-Term Incentive Severance	Pro-Rated Long-Term Incentive	Equity Vesting Into Retirement	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	-	$5,502,580	$9,863,942	-	$25,812	-	$15,392,334
R. Fearon	-	$1,954,923	$3,540,705	-	$28,878	-	$5,524,506
U. Yadav	-	$1,196,864	$3,875,518	-	$20,000	-	$5,092,382
B. Brickhouse	-	$527,925	$958,557	-	$31,115	-	$1,517,597

Involuntary Termination — Not for Cause

In the event of an involuntary termination (not for cause), the Committee typically would provide a named executive officer with the following items.

■

severance pay of up to two times the total of his base salary and target incentive award under our short-term incentive plan;

■

pro-rated eligibility in any open award periods under the performance-based long-term incentive plans in which the officer had participated for at least half of the award period as of the termination date;

■

In the case of a no-fault termination such as a reduction in force, the Committee may choose to accelerate the vesting of restricted share units that are scheduled to vest within the twelve month period following the termination date;

■

continuation of health and welfare benefits for six months;

■

executive outplacement benefits; and

■

an officer who is involuntarily terminated after having reached eligibility for early retirement generally would receive the other pay and benefits outlined under “Normal and Early Retirement.”

	Base and Short- Term Incentive Severance	Pro-Rated Long-Term Incentive	Equity Vesting	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	$6,860,000	$5,502,580	$9,863,942	$19,383	$25,812	$18,000	$22,289,717
R. Fearon	$3,977,151	$1,954,923	$3,540,705	$17,067	$28,878	$18,000	$9,536,724
U. Yadav	$3,020,145	$1,196,864	$3,875,518	$10,806	$20,000	$18,000	$8,141,333
H. Monesmith	$2,244,997	$496,035	$358,610	$10,101	$23,000	$18,000	$3,150,743
B. Brickhouse	$2,172,334	$527,925	$958,557	$11,586	$31,115	$18,000	$3,719,517
EATON 2020 Proxy Statement and Notice of Meeting	58

Back to Contents

Change of Control

Another scenario under which a named executive officer’s employment may terminate is through a qualifying termination in connection with a change of control of the Company. We have entered into Change of Control Agreements with certain officers, including each of the named executive officers, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. In addition, as noted above in “Background and Basic Assumptions,” under the terms of our standard form of equity grant agreements, in the case of a change of control of the Company, vesting of all the executives’ outstanding unvested equity grants would be accelerated if the grants are not assumed or replaced by the acquiring company or if the executive is terminated in connection with the change in control.

The Change of Control Agreements that we have with our officers contain the following key provisions:

■

The agreement first becomes effective upon a change of control of the Company.

■

For the two years following the change of control, the agreement protects the executive officer from certain changes to his or her employment, position, duties, compensation and benefits.

■

If, during this two-year period, the successor company terminates the executive officer’s employment other than for “Cause” (which includes the willful and continued failure of the executive to perform his or her duties, the executive’s conviction of a felony involving dishonesty, or the executive’s willful engagement in gross misconduct which is materially and demonstrably injurious to the Company) or “Disability” or if the executive terminates his or her employment for “Good Reason” (which includes the assignment to the executive of any duties inconsistent in any respect with the executive’s position; failure by the Company to comply with any of the provisions of the Change of Control Agreement (other than inadvertent failure not occurring in bad faith); the Company requiring the executive to be based at any office or location that differs from what is specified in the Change of Control Agreement; or the Company requiring the executive to travel on Company business to a substantially greater extent than was required immediately prior to the change of control), the executive would receive:

a.

A lump sum cash payment equal to the aggregate of (1) any earned but as yet unpaid base salary and short-term and performance-based long-term incentive awards (ESIP) for completed incentive award periods, (2) a prorated portion of his or her target opportunity for any open ESIP award periods and (3) the executive’s annual base salary and target incentive opportunity under the short-term plan multiplied by three (two years of this payment represents a severance payment and one year is in exchange for an agreement not to compete with us for a period of one year following the termination date);

b.

Continued health and welfare benefits for a period of two years, as if the executive’s employment had not been terminated.

■

To the extent that any payments under the Change of Control Agreements are deferred compensation and the executive is a “specified employee” within the meaning of Internal Revenue Code Section 409A and the regulations thereunder (determined in accordance with the methodology established by us as of the date of termination of employment), such payments or other benefits will not be paid or provided before the first business day that is six months after the date of termination of employment.

■

No executives receive tax protection on payments made in connection with a change in control.

As is common practice with such agreements, these payments and benefits would not be subject to any requirement that the officer seek other employment or any other form of mitigation. We would pay the officer’s legal fees if he or she needed to take action to enforce the provisions of the agreement or defend the agreement’s terms if contested by us.

Based on the foregoing assumptions, the estimated amounts payable to each named executive officer upon a termination of employment in connection with a change of control of the Company are shown in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	$10,706,000	$5,502,580	$9,863,942	$77,533	$25,812	$18,000	$26,193,867
R. Fearon	$6,113,422	$1,954,923	$3,540,705	$68,270	$28,878	$18,000	$11,724,198
U. Yadav	$4,673,090	$1,196,864	$3,875,518	$43,224	$20,000	$18,000	$9,826,696
H. Monesmith	$3,416,745	$794,297	$1,383,835	$40,404	$23,000	$18,000	$5,676,281
B. Brickhouse	$3,329,926	$527,925	$958,557	$46,345	$31,115	$18,000	$4,911,868

EATON 2020 Proxy Statement and Notice of Meeting	59

Back to Contents

Death or Disability

In the event of the death or disability of a named executive officer, the executive or the estate, whichever is appropriate, would receive pro-rated payments for any open award periods under our performance-based long-term incentive plan (ESIP). In addition, the Committee could exercise its discretion to accelerate the vesting or allow the continued vesting of any unvested stock options, RSUs and RSAs. These amounts are shown for each named executive officer in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Shares Subject to Future Vesting	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	-	$5,502,580	$9,863,942	-	$25,812	-	$15,392,334
R. Fearon	-	$1,954,923	$3,540,705	-	$28,878	-	$5,524,506
U. Yadav	-	$1,196,864	$3,875,518	-	$20,000	-	$5,092,382
H. Monesmith	-	$794,297	$1,383,835	-	$23,000	-	$2,201,132
B. Brickhouse	-	$527,925	$958,557	-	$31,115	-	$1,517,597

EATON 2020 Proxy Statement and Notice of Meeting	60

Back to Contents

2019 CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Arnold, our Chairman and Chief Executive Officer, as required by Item 402(u) of Regulation S-K. We identified our median employee using our global population as of October 1, 2019, which included approximately 100,000 regular and temporary employees. In compliance with Item 402(u), we excluded all employees in 2 countries totaling 4,949 employees (approximately 4.95% of our total workforce of 100,022). Employees in the following countries were excluded:

Country	Headcount
Philippines	2,277
Romania	2,672

As a result, our pay ratio includes 95,073 of our employees in over 59 countries. We have chosen annual base salary as the consistently applied compensation measure used to identify the median employee. Base salary is the primary compensation component for a large portion of our workforce and is the one pay component that has a similar definition and is reported in a similar manner globally. Therefore, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. Base salaries for employees outside the United States were converted to United States Dollars by applying the applicable exchange rates in effect on October 1, 2019. No cost of living adjustments were applied in our methodology.

Our median employee for 2019 is the same employee that was used in the 2018 CEO Pay Ratio calculation. Our median employee’s total compensation of $57,712 was calculated in the same manner as we calculated total compensation for each of the named executive officers in the Summary Compensation Table and includes base salary, overtime pay, recognition bonus amounts, employer contributions to retirement plans, and employer contributions to health and welfare benefits. Mr. Arnold’s total compensation for purposes of this disclosure is $19,980,672 and also includes contributions to health and welfare benefits (which are properly excluded from the Summary Compensation Table). Accordingly, our CEO to Employee Pay Ratio is 346:1.

EATON 2020 Proxy Statement and Notice of Meeting	61

Back to Contents

2019 Director Compensation

Non-employee directors receive their retainer in approximately an equal mix of cash ($150,000) and equity ($150,000). Compensation for our non-employee directors was structured as follows:

Cash Compensation

2019 DIRECTOR CASH COMPENSATION

Annual cash service retainer for all Board members	$150,000
Additional Committee service retainers:
Lead Director	$40,000
Audit Committee Chair	$30,000
Compensation and Organization Committee Chair	$30,000
Finance Committee Chair	$20,000
Governance Committee Chair	$20,000
Audit Committee members	$15,000

Non-employee directors may defer payment of their fees as described in “Other Plans and Benefits” below and in footnote (4) to the table on page 63.

Equity Compensation

Restricted Share Units Granted in 2019 — Under our Stock Plan as approved by our shareholders, non-employee directors receive RSUs with a value that is approximately equal to the annual cash retainer in effect on the grant date ($150,000 for 2019). The 2019 RSUs were granted Tuesday, February 26, 2019. The number of units a director received was based on the average New York Stock Exchange closing price of our ordinary shares over the first thirty trading days of the year. RSUs receive dividend equivalents that are reinvested as RSUs. The Governance Committee sets the terms and conditions for non-employee director RSU grants. No additional equity awards may be granted to our non-employee directors under any of our other stock plans.

Non-Employee Director Pay Limits

In February 2020, the Governance Committee adopted a limit on non-employee Director pay such that the aggregate grant date fair value (determined as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee Director in a single calendar year, taken together with any cash fees paid during that year, shall not exceed $750,000. In the case of a Director serving as non-executive Chairman of the Board, this limit shall be $1,500,000.

Determining Compensation

The Governance Committee considers a number of factors when determining non-employee director compensation and the components thereof. One of many factors is the compensation level and compensation mix delivered to non-employee directors at the 24 companies in our Compensation Peer Group listed on page 39, and 14 other companies that, like Eaton, are domiciled in Ireland (9 of 14) or the United Kingdom (5 of 14). The 14 additional companies include:

Accenture plc Allergan plc Aon plc Endo International plc Ingersoll-Rand plc	IHS Markit, Ltd Johnson Controls International, plc Liberty Global, plc Mallinckrodt plc Medtronic plc	Pentair plc Perrigo Co plc Seagate Technology plc Weatherford Intl plc

With the assistance of its independent Executive Compensation Consultant, the Governance Committee periodically conducts formal external market pay studies, using the two peer groups listed above. It is our objective to provide total compensation at the median of both the compensation peer group and the additional Ireland and U.K. domiciled companies. Currently, total compensation is set at the approximate median external market value.

EATON 2020 Proxy Statement and Notice of Meeting	62

Back to Contents

Robust Holding Requirement

RSUs granted to non-employee directors vest at retirement, thereby creating a robust holding requirement. We measure actual ownership relative to a threshold holding requirement of five times the annual cash retainer. Directors are expected to reach that level of ownership within five years of joining our Board.

Anti-Hedging and Pledging

We also have a policy that prohibits directors from pledging or engaging in financial hedging of their investment risk in our shares.

Other Plans and Benefits

Under the Non-Employee Director Fee Deferral Plans adopted by the Board, non-employee directors can elect to defer fees earned in cash. The rate of return varies depending on whether the director elected to defer the fees as retirement compensation or as short-term compensation as described in footnote (4) in the table below.

Non-employee directors who were initially elected to the Board prior to 2008 are provided access to certain health and welfare benefit arrangements, which include $100,000 in group term life insurance and participation in medical and dental coverage designed to mirror benefits provided to our employees. Former non-employee directors retain the following benefits after retirement: group term life insurance, with coverage reduced to $33,333; and medical (but not dental) coverage. Both current and retired non-employee directors are entitled to participate in the same gift matching program that is available to all of our current and retired employees. Under this program we match contributions to qualified charitable organizations dollar-for-dollar up to a maximum of $5,000 in any calendar year.

The table below shows the compensation and benefits applicable to our non-employee directors for 2019.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation
T. Bluedorn	$180,000	$150,062	-	-	-	$18,755	$348,817
C. Connor	$201,250	$150,062	-	-	-	$28,223	$379,535
M. Critelli	$150,000	$150,062	-	-	-	$31,055	$331,117
C. Golden	$112,500	$150,062	-	-	-	$7,004	$269,566
A. Johnson	$170,000	$150,062	-	-	-	$27,431	$347,493
O. Leonetti	$82,500	-	-	-	-	$195	$82,695
D. McCoy	$165,000	$150,062	-	-	-	$28,223	$343,285
S. Napoli	$37,500	-	-	-	-	$195	$37,695
G. Page	$150,000	$150,062	-	-	-	$28,955	$329,017
S. Pianalto	$185,000	$150,062	-	-	-	$195	$335,257
G. Smith	$195,000	$150,062	-	-	-	$195	$345,257
D. Thompson	$165,000	$150,062	-	-	-	$195	$315,257
(1)

Fees Earned or Paid in Cash includes the total annual cash retainer and where applicable, retainers for the Committee Chairs, Lead Director and Audit Committee members.

(2)

Stock Awards column reports the grant date fair value of the 2,080 restricted share units awarded to each director on February 26, 2019. As of December 31, 2019: C. Connor, M. Critelli, D. McCoy and G. Page each held 26,570 unvested stock awards. G. Smith held 16,980 unvested stock awards. T. Bluedorn held 23,516 unvested stock awards. S. Pianalto held 11,954 unvested stock awards. D. Thompson held 6,387 unvested stock awards. C. Golden and A. Johnson retired in 2019 and their stock awards vested at retirement. O. Leonetti and S. Napoli were appointed to the Board after our 2019 annual grant date and held no unvested stock awards as of December 31, 2019.

(3)

Non-Equity Compensation Plan — Non-employee directors do not participate in any of Eaton’s incentive plans and do not receive incentive awards or bonuses.

(4)

Change in Pension Value and Nonqualified Deferred Compensation Earnings — There is no pension in place for non-employee directors. Under a nonqualified deferral plan, all nonemployee directors may defer payment of their fees at a rate of return that varies depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion that the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns. In 2019, no non-employee directors received above-market earnings on nonqualified deferred compensation.

(5)

All Other Compensation includes: our contributions in 2019 for the group term life insurance for Messrs. Connor, Critelli, and Page and Ms. McCoy; imputed income attributable to participation in medical and or dental benefits for Mr. Critelli; travel and accident insurance for the loss of life or limb while traveling on our business; and, cash dividends paid in 2019 on the unvested restricted shares each non-employee director was granted prior to 2013. Amounts for Mr. Leonetti, Mr. Napoli, Ms. Pianalto, Mr. Smith and Ms. Thompson do not include dividends because each was elected to our Board after 2013.

EATON 2020 Proxy Statement and Notice of Meeting	63

Back to Contents

Proposal 5:

Granting the Board Authority to Issue Shares

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital. On April 24, 2019, shareholders granted the Board authority to issue shares, with such authority to expire on October 23, 2020. We are presenting this proposal to renew the Board’s authority to issue our authorized shares. We understand that it is customary practice in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to a maximum of 33% of our issued ordinary share capital as of February 24, 2020, for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, That the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $1,357,741 (135,774,193 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of February 24, 2020 (the latest practicable date before this proxy statement)), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to grant the Board authority to issue shares.

EATON 2020 Proxy Statement and Notice of Meeting	64

Back to Contents

Proposal 6:

Granting the Board Authority to Opt-Out of Pre-emption Rights

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as pre-emption rights). On April 24, 2019, shareholders granted the Board authority to opt-out of pre-emption rights, with such authority to expire on October 23, 2020. We are presenting this proposal to renew the Board’s authority to opt-out of the pre-emption rights.

We understand that it is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (with the possibility of issuing an additional 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding 6-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company’s issued ordinary share capital. It is also customary practice for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE.

As required under Irish law, the resolution in respect of this proposal is a special resolution that requires the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt-out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal 5.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, As a special resolution, that, subject to the passing of the resolution in respect of Proposal 5 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 5 as if sub-section (1) of Section 1022 did not apply to any such allotment, provided that this power shall be limited to:

(a)

the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in any territory, or otherwise); and

EATON 2020 Proxy Statement and Notice of Meeting	65

Back to Contents

(b)

the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $411,436 (41,143,694 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of February 24, 2020 (the latest practicable date before this proxy statement)), provided that any amount above $205,718 (20,571,847 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of February 24, 2020) is to be used only for the purpose of an acquisition or a specific capital investment, and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to grant the Board authority to opt-out of pre-emption rights.

EATON 2020 Proxy Statement and Notice of Meeting	66

Back to Contents

Proposal 7:

Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Company Shares

We historically have used open-market share purchases to return value to shareholders and manage the number of our outstanding shares. For Irish companies listed on the New York Stock Exchange, the Irish Companies Act defines market purchases as “overseas market purchases.” During 2019, we repurchased approximately $1.0 billion of our ordinary shares in open-market purchases. These transactions were effected under our existing board-approved share repurchase program as redemptions pursuant to Article 5(b)(iv) of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries will not be able to make open-market purchases of ordinary shares. Passage of this proposal would give the Company flexibility under Irish law to permit subsidiaries to make the purchases.

In this proposal, shareholders are being asked to authorize for a period of 18 months, the Company, or any of its subsidiaries, to make open market purchases of up to 40,000,000 of our ordinary shares, which represents 9.7% of the Company’s issued and outstanding shares as of December 31, 2019, as and when directed by any plan or program approved by the Board of Directors.

On April 24, 2019, the shareholders of the Company authorized the repurchase of up to 40,000,000 ordinary shares. Pursuant to its terms, that authority remains valid for 18 months. Accordingly, unless reapproved at this year’s annual general meeting, that authority will expire on the close of business on October 23, 2020.

In connection with the parameters established with the Board regarding our share repurchase programs, these purchases would be made only at price levels that the directors would consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 70% or more than 120% of the then closing market price of those shares on the New York Stock Exchange the day preceding the day on which the relevant shares are purchased.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

RESOLVED “The Company and any subsidiary of the Company are hereby generally authorized to make overseas market purchases of the Company’s ordinary shares, par value US$0.01 each (“shares”), on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the following provisions:

(a)

The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 40,000,000 shares.

(b)

The maximum price to be paid for any share shall not be more than 120% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(c)

The minimum price to be paid for any share shall not be less than 70% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(d)

This general authority will be effective from the date of passing of this resolution.

EATON 2020 Proxy Statement and Notice of Meeting	67

Back to Contents

(e)

This general authority is to expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to authorize the Company and any subsidiary of the Company to make overseas market purchases of Company shares.

EATON 2020 Proxy Statement and Notice of Meeting	68

Back to Contents

Other Business

Management does not know of any other matters requiring shareholder action that may come before the meeting. If any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

Share Ownership Tables

Set forth below is certain information concerning persons who are known by us to have reported owning beneficially more than 5% of our ordinary shares.

Name and Address of Beneficial Owner	Number of Ordinary Shares	Percent of Class
BlackRock Inc. 55 East 52nd Street New York, NY 10022	30,829,649(1)	7.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	33,033,939(2)	7.99%
(1)

On February 5, 2020, BlackRock Inc. filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 30,829,649 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2019. As reported in the Schedule 13G, BlackRock Inc. and such affiliated entities and individuals have sole power to vote or to direct the vote of 26,120,754 shares and sole power to dispose or to direct the disposition of 30,829,649 shares.

(2)

On February 12, 2020, The Vanguard Group filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 33,033,939 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2019. As reported in the Schedule 13G, The Vanguard Group and such affiliated entities and individuals have sole power to vote or to direct the vote of 605,479 shares, shared power to vote or to direct the vote of 114,160 shares, sole power to dispose or to direct the disposition of 32,340,288 shares, and shared power to dispose or to direct the disposition of 693,651 shares.

EATON 2020 Proxy Statement and Notice of Meeting	69

Back to Contents

The following table shows the beneficial ownership, reported to us as of March 1, 2020, of our ordinary shares by each director, each named executive officer and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans.

TITLE OF CLASS: ORDINARY SHARES

Name of Beneficial Owner	Number of Shares Owned(1,2)	Deferred Share Units(3)	Total Number of Shares	Percent of Class(4)
C. Arnold	853,172	-	853,172
T. Bluedorn	6,536	-	6,536
B. Brickhouse	57,850	-	57,850
C. Connor	13,650	29,333	42,983
M. Critelli	55,566	-	55,566
R. Fearon	509,075	-	509,075
O. Leonetti	630	-	630
D. McCoy	29,936	31,158	61,094
H. Monesmith	73,588	-	73,588
S. Napoli	600	-	600
G. Page	50,094	13,118	63,212
S. Pianalto	557	-	557
G. Smith	5,791	-	5,791
D. Thompson	2,205	-	2,205
U. Yadav	185,599	-	185,599
All Other Executive Officers as a Group	277,733	488	278,221
All Directors and Executive Officers as a Group	2,122,582	74,097	2,196,679	0.54%
(1)

Each person has sole voting or investment power, or both, with respect to the shares listed, unless otherwise indicated.

(2)

Includes shares held in the Eaton Savings Plan and shares which the person has the right to acquire upon the exercise of outstanding stock options as follows: C. Arnold, 502,024; B. Brickhouse, 33,266; R. Fearon, 286,230; H. Monesmith, 36,835; and U. Yadav, 143,768; and all directors and executive officers as a group 1,138,692. None of our officers or directors have the right to acquire additional shares within 60 days of March 1, 2020.

(3)

For a description of these units, see “Other Plans and Benefits” on page 63.

(4)

Each of the individuals listed holds less than 1% of outstanding ordinary shares.

EATON 2020 Proxy Statement and Notice of Meeting	70

Back to Contents

Other Information

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 31, 2019, relating to our equity compensation plans pursuant to which grants of options, restricted share awards, restricted share units, performance share units, deferred compensation units or other rights to acquire our ordinary shares may be granted from time to time.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(5)	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders(1)	6,603,780(3)	$65.59	9,743,168
Equity compensation plans not approved by security holders(2)	425,853(4)	n/a	n/a
Total	7,029,633		9,743,168
(1)

Includes Company stock plans, each of which has been approved by the shareholders. For a description of these plans, please see page 42.

(2)

These plans are the 2005 Non-Employee Director Fee Deferral Plan, the 1996 Non-Employee Director Fee Deferral Plan, the Deferred Incentive Compensation Plan II and the Incentive Compensation Deferral Plan II, none of which are considered “equity compensation plans” requiring shareholder approval under the rules of the New York Stock Exchange. For a description of these plans, please see “2019 Nonqualified Deferred Compensation” on page 55 and footnote (4) to the table on page 63.

(3)

Includes an aggregate of 4,139,505 stock options with a weighted average exercise price of $65.59 and a weighted average remaining life of 5.2 years, and 2,464,275 restricted share awards, restricted share units and performance share units.

(4)

Represents shares underlying phantom share units, payable on a one-for-one basis, credited to accounts under the deferral plans listed in footnote (2) above.

(5)

The weighted average exercise price of outstanding stock options excludes PSUs, RSAs, RSUs and deferred compensation share units because they have no exercise price.

As described under “2019 Nonqualified Deferred Compensation” on page 55, executives may elect to defer receipt of their earned cash bonuses under the short-term or long-term incentive plans. These deferred amounts are invested as Company share units and valued at the then current fair market value under the Deferred Incentive Compensation Plan II or the Incentive Compensation Deferral Plan II, whichever plan is applicable. We do not provide any share or cash match with respect to the deferred amounts under these plans, nor do we allow executives to defer the receipt of shares earned under any of our stock plans. Likewise, non-employee directors may elect to have their fees paid in cash invested as share units which are valued at the then current fair market price under the 2005 Non-Employee Director Fee Deferral Plan or, for fees earned on or after January 1, 2013, the 2013 Non-Employee Director Fee Deferral Plan. We do not provide any share or cash match with respect to the directors’ fees deferred under these plans, nor do we allow directors to defer the receipt of shares earned under any of our stock plans. Because the amount of these cash bonuses and directors’ fees are determined under specific processes described in this proxy statement, the number of share units credited and shares received under these deferral plans is limited. The share units described herein are not expensed by the Company because they are not considered equity compensation for the purposes of ASC Topic 718.

EATON 2020 Proxy Statement and Notice of Meeting	71

Back to Contents

ADMISSION TO THE ANNUAL GENERAL MEETING

Shareholders who plan to attend the 2020 annual general meeting may obtain admission tickets at the Registration Desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker or bank should obtain certification of ownership to bring to the meeting. If you obtained a legal proxy from your broker, you must bring this legal proxy to the annual general meeting in order to vote in person.

PROXY SOLICITATION

Eaton’s Board of Directors solicits your proxy for use at the 2020 annual general meeting of shareholders and any adjournments or postponements of the meeting.

In addition to soliciting proxies over the Internet and through the mail, certain persons may solicit proxies in person or by telephone or fax. Eaton has retained The Proxy Advisory Group, LLC, 18 East 41st Street, 20th Floor, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee of $25,000, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

HOW PROXIES WILL BE VOTED

The individuals named in the enclosed form of proxy or on-line have advised the Board of their intention to vote at the meeting in accordance with instructions on all proxy forms submitted by shareholders and, where no contrary instruction is indicated on the proxy form, as follows: for the election of the individuals nominated to serve as directors, for the approval of a proposed 2020 Stock Plan, for the appointment of Ernst & Young as independent auditor for 2020 and authorizing the Audit Committee of the Board of Directors to set its remuneration, for advisory approval of the Company’s executive compensation, for granting the Board authority to issue shares under Irish law, for granting the Board authority to opt-out of pre-emption rights under Irish law, and for the authorization of overseas market purchases of Company shares.

You may revoke a proxy by submitting a later-dated proxy, by notifying Eaton by fax, email or other verifiable communication before the meeting, or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on February 24, 2020 is entitled to one vote for each share then held. On that date, 411,436,949 Eaton ordinary shares (par value US $0.01 each) were outstanding and entitled to vote.

At the 2020 annual general meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, three shareholders present in person or by proxy at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Adoption of Proposals 1, 2, 3, 4, 5 and 7 requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy. Adoption of Proposal 6 requires the affirmative vote of at least 75% of the votes cast by the holders of ordinary shares represented at the meeting in person or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the annual general meeting. Therefore, abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any practical effect on the outcome of voting on the proposals.

EATON 2020 Proxy Statement and Notice of Meeting	72

Back to Contents

There is no requirement under Irish law that Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2019 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the annual general meeting.

FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual general meeting must do so on a timely basis. In order to be included in the proxy statement for the 2021 annual general meeting pursuant to the Securities and Exchange Commission’s Rule 14a-8, proposals must relate to proper subjects and must be received by the Company Secretary, Eaton Corporation plc, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, by November 13, 2020. Any shareholder proposal that is not submitted for inclusion in the proxy statement pursuant to the Securities and Exchange Commission’s Rule 14a-8 but is instead sought to be presented directly at the 2021 annual general meeting must be received by the Company Secretary at the address listed above no earlier than November 13, 2020 and no later than December 13, 2020 and must satisfy the other requirements set forth in our Articles of Association. Securities and Exchange Commission rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

Any shareholder of record wishing to nominate an individual for election as a director must follow the procedures and provide the information set forth in our Articles of Association by the dates set forth above for proposals that are sought to be presented directly at the 2021 annual general meeting. If director nominees are being proposed for inclusion in our proxy statement for the 2021 annual general meeting, notice must be provided no later than November 13, 2020 and no earlier than October 14, 2020, and the shareholders and nominees must satisfy the other requirements set forth in our Articles of Association.

MAILINGS TO SHAREHOLDERS IN THE SAME HOUSEHOLD

Unless you or another shareholder at your mailing address has requested a separate mailing, all Eaton shareholders receiving proxy materials by mail at your mailing address who share the same last name have been sent a single copy of the proxy statement, 2019 annual report and Irish Statutory Accounts. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves printing and postage costs, and helps the environment. Shareholders receiving proxy materials by mail who participate in householding will continue to receive separate proxy cards. We will deliver promptly, upon written or telephone request, a separate copy of the proxy statement, 2019 annual report and Irish Statutory Accounts to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy materials now or in the future should submit this request in writing to Eaton Corporation plc, Attention: Company Secretary, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, or contact our Investor Relations department by telephone at +1-440-523-4059. Shareholders of record sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Eaton ordinary shares and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of these documents be mailed to all shareholders at the shared address.

EATON 2020 Proxy Statement and Notice of Meeting	73

Back to Contents

Appendix A

2020 STOCK PLAN

1. Establishment, Purpose, Duration.

a.

Establishment. Eaton Corporation plc (the “Company”) hereby establishes an equity compensation plan to be known as the Eaton Corporation plc 2020 Stock Plan (the “Plan”). The Plan is effective as of February 26, 2020 (the “Effective Date”), subject to approval of the Plan by the shareholders of the Company. Definitions of certain capitalized terms used in the Plan are contained in Section 2 of the Plan.

b.

Purpose. The purpose of the Plan is to attract and retain Directors, officers and other key Employees of the Company and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

c.

Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d.

Prior Plan. If the Company’s shareholders approve the Plan at the 2020 Annual Meeting of Shareholders, the Company’s 2015 Stock Plan (the “Prior Plan”) will terminate in its entirety effective on the Approval Date, provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with their terms and the provisions of the Prior Plan.

2. Definitions

As used in the Plan, the following definitions shall apply.

a.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.

b.

“Approval Date” has the meaning given such term in Section 1(a).

c.

“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share-Based Awards granted pursuant to the terms and conditions of the Plan.

d.

“Award Agreement” means either: (i) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

e.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

f.

“Board” means the Board of Directors of the Company.

g.

“Cause” as a reason for the Company’s (or a Subsidiary’s) termination of a Participant’s Continuous Service shall have the meaning specified in the applicable Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any written employment agreement or change of control agreement between the Participant and the Company or a Subsidiary or, in the absence of any such agreement that defines the term, “Cause” shall mean: (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the employee by the Company which specifically identifies the manner in which the Company believes that the employee has not substantially performed the employee’s duties; (ii) Participant's conviction of, or plea of guilty or nolo contendere to, any crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony of any nature whatsoever; (iii) the Participant's material violation of the Company's Code of Ethics or other applicable Company policies or procedures as are in effect from time to time; or (iv) the Participant's willful misconduct in the course of his or her Continuous Service, which is materially

EATON 2020 Proxy Statement and Notice of Meeting	74

Back to Contents

detrimental to the financial condition or business reputation of the Company or an affiliate, whether as a result of adverse publicity or otherwise.

h.

“Change of Control” shall mean, unless otherwise specified in an Award Agreement, the occurrence of any of the following:

(i)

The acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding ordinary shares of the Company (the “Outstanding Ordinary Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection, the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding ordinary shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)

Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred as a result of any transaction or series of transactions which a Participant, or any entity in which a Participant is a partner, officer or more than 50% owner, initiates, if immediately following the transaction or series of transactions that would otherwise constitute a Change of Control, the Participant, either alone or together with other individuals who are executive officers of the Company immediately prior thereto, beneficially owns, directly or indirectly, more than 10% of the then outstanding ordinary shares of the Company or the ordinary shares of the corporation resulting from the transaction or series of transactions, as applicable, or of the combined voting power of the then outstanding voting securities of the Company or such resulting corporation.

i.

“Code” means the Internal Revenue Code of 1986, as amended.

j.

“Committee” means the Compensation and Organization Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

EATON 2020 Proxy Statement and Notice of Meeting	75

Back to Contents

k.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

l.

“Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee or Director. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee or Director (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

m.

“Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

n.

“Director” means any individual who is a member of the Board and who is not an Employee.

o.

“Effective Date” has the meaning given such term in Section 1(a).

p.

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.

q.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

r.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (i) the closing sale price per Share on that date as reported on the principal securities exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (ii) if the Shares are not reported on a principal securities exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (iii) if neither (i) nor (ii) applies, (A) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (B) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

s.

“Full Value Award” means an Award, other than a Stock Option or a Stock Appreciation Right, that is settled by the issuance of Shares.

t.

“Good Reason” shall, with respect to any Participant, have the meaning specified in the applicable Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment agreement or change of control agreement between the Participant and the Company or a Subsidiary or, in the absence of any such agreement that defines the term, “Good Reason” shall mean the occurrence of any of the following events, unless such events are corrected by the Company (or Subsidiary) within 30 calendar days following written notification by the Participant to the Company (or Subsidiary) of the occurrence of any such event:

(i)

a material diminution in the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

(ii)

a material diminution in the Participant’s annual base salary or target annual incentive opportunity, or failure to pay any material compensation or benefits due to the participant, other than (a) an across-the-board reduction applicable to similarly situated employees, or (b) an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; or

(iii)

the Company’s (or Subsidiary’s) requiring the Participant to be based at any office or location more than 50 miles from the location where the Participant was employed immediately prior to the Change of Control or the Company’s (or Subsidiary’s) requiring the Participant to travel on business to a substantially greater extent than required immediately prior to the Change of Control.

A Participant must provide the Company (or Subsidiary) with a written notice detailing the specific circumstances alleged to constitute Good Reason within 90 days after the first occurrence of such circumstances, and must actually terminate employment within 30 days following the expiration of the Company’s (or Subsidiary’s) 30-day

EATON 2020 Proxy Statement and Notice of Meeting	76

Back to Contents

correction period described above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant.

u.

“Harmful Activity” means, except as otherwise provided in an applicable Award Agreement, a Participant’s (i) engaging in any activity of competition, as specified in any applicable covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any or severance agreement or plan maintained by the Company or a Subsidiary that covers the Participant (a “Restrictive Covenant Agreement”), during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (ii) engaging in any activity of solicitation, as specified in any applicable covenant not to solicit set forth in any Restrictive Covenant Agreement, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (iii) disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any applicable covenant not to disclose set forth in any Restrictive Covenant Agreement, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (iv) violation of any applicable development and inventions, ownership of works, or similar provision set forth in any Restrictive Covenant Agreement; (v) engaging in any activity that constitutes, or would have constituted, grounds for the termination of the Participant’s employment by the Company or a Subsidiary for Cause; or (f) engaging in any other conduct that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

v.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

w.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

x.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

y.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

z.

“Performance Award” has the meaning given such term in Section 14(a).

aa.

“Performance Objectives” means the performance objective or objectives established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives listed in Section 14(a). The Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

bb.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

cc.

“Plan” means this Eaton Corporation plc 2020 Stock Plan, as amended from time to time.

dd.

“Prior Plan” has the meaning given such term in Section 1(d).

ee.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

ff.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

gg.

“SEC” means the United States Securities and Exchange Commission.

hh.

“Share” means an ordinary share of the Company, nominal value $0.01 per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

ii.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

jj.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

kk.

“Subsidiary” means: (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (ii) for all other purposes under the Plan, any corporation or other entity in which the

EATON 2020 Proxy Statement and Notice of Meeting	77

Back to Contents

Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

ll.

“Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

mm.

“Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan

a.

Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 18,000,000 Shares, all of which may be issued pursuant to Incentive Stock Options, plus the number of Shares that, immediately prior to the Approval Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

b.

Share Counting. Except as provided in Section 3(c), the following Shares shall not count against, or shall be added back to, the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares subject to outstanding awards under the Prior Plan immediately prior to the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; and (iv) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c.

Prohibition of Share Recycling. Notwithstanding the foregoing, the following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

d.

Full Value Awards. Subject to this Section 3, upon the grant of a Full Value Award, the number of Shares available for issuance under the Plan shall be reduced by 2.36 Shares for each share subject to that Full Value Award, and any Shares underlying a Full Value Award that become available for future grant under the Plan pursuant to this Section 3 shall be added back to the Plan in an amount equal to 2.36 Shares for each Share subject to such Full Value Award.

e.

Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable Date(s) of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees payable to such Director during such calendar year, shall not exceed $750,000 or, in the case of a Director serving as non-executive Chairman of the Board, $1,500,000.

EATON 2020 Proxy Statement and Notice of Meeting	78

Back to Contents

4. Administration of the Plan

a.

In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b.

Determinations. The Committee shall have no obligation to treat Participants or eligible Employees or Directors uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, shareholders, Directors, Employees, Participants and their estates and beneficiaries.

c.

Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Governance Committee of the Board specifically reserves the exclusive authority to approve and administer all Awards granted to Directors under the Plan, and any references in the Plan to the “Committee” with respect to any such Awards shall be deemed to refer to the Governance Committee of the Board.

5. Eligibility and Participation

Each Employee and Director is eligible to participate in the Plan, upon selection by the Committee. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Laws and the amount of each Award. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

6. Stock Options

Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.

Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

b.

Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.

Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

EATON 2020 Proxy Statement and Notice of Meeting	79

Back to Contents

d.

Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

e.

Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f.

Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)

Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)

To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)

No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Shareholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights

Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.

Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

b.

Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.

Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d.

Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

EATON 2020 Proxy Statement and Notice of Meeting	80

Back to Contents

e.

Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares

Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.

Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.

Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12. Unless otherwise provided in the related Award Agreement or required by Applicable Laws, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c.

Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d.

Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares (as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement), subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

9. Restricted Share Units

Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.

Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 12.

b.

Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c.

Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

EATON 2020 Proxy Statement and Notice of Meeting	81

Back to Contents

10. Other Share-Based Awards

Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 12. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares (subject to the limitations of Section 12) or time-based or performance-based units that are settled in Shares and/or cash.

a.

Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.

Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c.

Dividends. To the extent that any Shares are issued with respect to an unvested Other Share-Based Award, any dividends with respect to the Shares subject to such unvested Other Share-Based Award shall be accumulated or deemed reinvested in additional Shares (as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement), subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

11. Dividend Equivalents

Full Value Awards may provide the Participant with dividend equivalents, payable on a contingent basis and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to an unvested Award shall be accumulated or deemed reinvested in additional Restricted Share Units, subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives) until such Award is earned and vested. No dividend equivalents may be granted under the Plan with respect to the Shares underlying any Stock Option or Stock Appreciation Right.

12. Minimum Vesting Provisions

Except as otherwise provided pursuant to this Section 12, Section 21 or Section 22(b): (a) Awards (other than Substitute Awards) that vest or become exercisable based solely on Continuous Service shall vest or become exercisable over a minimum period of (i) at least one year from the Date of Grant, for Awards to Directors, or (ii) at least three years from the Date of Grant, for Awards to Employees, with each such Award vesting and/or becoming exercisable in its entirety as of the end of such period or ratably over such period (but with no portion of any such Award vesting prior to the first anniversary of the Date of Grant); and (b) Awards (other than Substitute Awards) that vest based on the achievement of Performance Objectives shall be subject to a minimum performance period of at least one year (which may overlap other performance periods). Notwithstanding the foregoing, up to five percent (5%) of the Shares authorized for issuance under the Plan pursuant to Section 3(a) may be issued pursuant to Awards that do not meet the minimum vesting, exercisability and performance period requirements of the preceding sentence.

EATON 2020 Proxy Statement and Notice of Meeting	82

Back to Contents

13. Compliance with Section 409A

Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, modified or adjusted under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14. Performance Objectives

a.

In General. As provided in the Plan, the vesting, exercisability and/or payment of any Award may be conditioned upon the achievement of one or more Performance Objectives (any such Award, a “Performance Award”). Any Performance Objectives shall be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following: earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria.

b.

Establishment of Performance Objectives. With respect to any Performance Award, the Committee shall establish in writing the Performance Objectives, the performance period, and any formula for computing the payout of the Performance Awards. Such terms and conditions shall be established in writing during the first ninety days of the applicable performance period (or by such other date as may be determined by the Committee, in its discretion).

c.

Certification of Performance. Prior to payment, exercise or vesting of any Performance Award, the Committee will certify in writing whether the applicable Performance Objectives and other material terms imposed on such Performance Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Performance Award.

d.

Adjustments. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

EATON 2020 Proxy Statement and Notice of Meeting	83

Back to Contents

15. Transferability

Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

16. Adjustments

In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17. Fractional Shares

The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18. Withholding Taxes

To the extent required by Applicable Laws, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment, or recognize the transfer or disposition of any Shares, until such withholding tax obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a value (as determined by the Company) equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

EATON 2020 Proxy Statement and Notice of Meeting	84

Back to Contents

19. Non-U.S. Participants

Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees.

20. Forfeiture and Recovery of Awards

a.

Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.

b.

Termination for Cause. Except as otherwise provided in the applicable Award Agreement, if a Participant’s employment is terminated by the Company or a Subsidiary for Cause, such Participant shall (i) immediately forfeit all outstanding Awards granted under the Plan, and (ii) at the discretion of the Committee (or its delegate), return to the Company or Subsidiary any cash and Shares (or the cash value of such Shares) that the Participant acquired under the Plan within two (2) years prior to the date of such termination of employment.

c.

Harmful Activity. Except as otherwise provided in the applicable Award Agreement, in addition to, and not in limitation of any other forfeiture and recovery rights pursuant to this Plan and any applicable Award Agreement, if the Committee (or its delegate) determines that a Participant has engaged in Harmful Activity, either during the Participant’s Continuous Service or thereafter, the Committee (or its delegate), in its discretion, may provide that:

i.

All or a portion of such Participant’s outstanding Awards shall immediately be forfeited; and

ii.

Such Participant shall be required, promptly upon receipt of written notice from the Committee (or its delegate), to pay to the Company or a Subsidiary the excess, if any, of: (A) the amount of cash (including, but not limited to, any dividend equivalents) and the fair market value of any Shares acquired by the Participant pursuant to Awards under the Plan, as determined by the Company as of the date such Shares were acquired by the such Participant, over (B) any amount actually paid by the Participant to the Company or a Subsidiary for such Shares.

iii.

The provisions of Section 20(c)(ii) of the Plan shall apply with respect to cash and Shares acquired by a Participant no earlier than two (2) years before the date of written notice from the Committee (or its delegate) under Section 20(c)(ii).

d.

Right of Set-Off. To the extent that amounts subject to recovery pursuant to this Section 20 are not timely returned or paid to the Company or a Subsidiary as provided herein, the Company or Subsidiary may, to the extent permitted by Applicable Laws (including, but not limited to, Section 409A of the Code), seek other remedies, including a set-off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, compensation, wages, vacation pay or other benefits.

21. Change of Control

a.

In General. The provisions of this Section 21 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement or in any applicable employment or change of control agreement between the Company or a Subsidiary and an Employee.

(i)

Awards Assumed or Substituted by Surviving Entity. Any Awards assumed by the acquiring or surviving entity or otherwise equitably converted or substituted in connection with a Change of Control in a manner approved by the Committee shall continue to vest based upon continued service and the satisfaction of applicable Performance Objectives in accordance with the original vesting schedule of the applicable Awards; provided, however that if within two years after the Change of Control, an Employee’s employment is terminated by the Company or a Subsidiary without Cause or by the employee for Good Reason, then:

(A)

all of that Employee’s outstanding options and Stock Appreciation Rights shall become fully vested and exercisable, and shall thereafter remain exercisable or lapse as provided in the Plan and the applicable Award Agreement;

EATON 2020 Proxy Statement and Notice of Meeting	85

Back to Contents

(B)

all employment or other service-based vesting restrictions on that Employee’s outstanding share-based awards shall lapse as of the date of such employment termination; and

(C)

the payout level under the Employee’s outstanding Awards subject to Performance Objectives shall be determined on a prorated basis from the inception date of the Award period until the date of such employment termination, and such awards shall be deemed to have been earned and vested as of the date of such employment termination at the “target” level.

(ii)

Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the acquiring or surviving entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee:

(A)

all outstanding options and Stock Appreciation Rights shall become fully vested and exercisable, and shall thereafter remain exercisable or lapse as provided in the Plan and the applicable Award Agreement;

(B)

all employment or other service-based vesting restrictions on outstanding share-based Awards shall lapse as of the date of the Change of Control; and

(C)

the payout level under all outstanding Awards subject to Performance Objectives shall be determined on a prorated basis from the inception date of the Award period until the effective date of the Change of Control, and such awards shall be deemed to have been earned and vested as of the date of the Change of Control at the “target” level.

b.

Cancellation Right. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change of Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change of Control does not exceed the exercise price per Share of the applicable Awards.

22. Amendment, Modification and Termination

a.

In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b.

Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.

c.

Prohibition on Repricing. Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Sections 16 or 21. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21.

d.

Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 14(d), 16, 21(b), 22(b) and 24(e), which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding

EATON 2020 Proxy Statement and Notice of Meeting	86

Back to Contents

such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

23. Applicable Laws

The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24. Miscellaneous

a.

Stock Ownership Guidelines. By accepting any Award under the Plan, each Participant shall thereby agree to comply with the terms and conditions of the Company’s stock ownership guidelines as applicable to the Participant from time to time, including any applicable stock retention requirements.

b.

Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. Any elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

c.

No Right of Continued Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event shall any Award be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or affiliate.

d.

Unfunded,Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

e.

Severability. If any provision of the Plan or an Award Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

f.

Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

g.

Successors. All obligations of the Company under the Plan and with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

EATON 2020 Proxy Statement and Notice of Meeting	87

Back to Contents

Back to Contents

EATON

Powering Business Worldwide

EATON CORPORATION PLC
C/O EATON CENTER - 4143N
1000 EATON BOULEVARD
BEACHWOOD, OH 44122

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 21, 2020 for shares held directly and by 11:59 P.M. Eastern Time on April 19, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, Irish statutory accounts and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 21, 2020 for shares held directly and by 11:59 P.M. Eastern Time on April 19, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E93915-P33653-Z76369 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EATON CORPORATION PLC

The Board of Directors recommends you vote FOR the following:

		For	Against	Abstain
1.	Election of Directors			
1a.	Craig Arnold	☐	☐	☐
1b.	Christopher M. Connor	☐	☐	☐
1c.	Michael J. Critelli	☐	☐	☐
1d.	Richard H. Fearon	☐	☐	☐
1e.	Olivier Leonetti	☐	☐	☐
1f.	Deborah L. McCoy	☐	☐	☐
1g.	Silvio Napoli	☐	☐	☐
1h.	Gregory R. Page	☐	☐	☐
1i.	Sandra Pianalto	☐	☐	☐
1j.	Lori J. Ryerkerk	☐	☐	☐
1k.	Gerald B. Smith	☐	☐	☐
1l.	Dorothy C. Thompson	☐	☐	☐

The Board of Directors recommends you vote FOR the following:

NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement, Annual Report and Irish Statutory Accounts are available at www.proxyvote.com/etn.

E93916-P33653-Z76369

EATON CORPORATION PLC
Annual General Meeting of Shareholders
April 22, 2020 at 8:00 A.M. (local time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints C. Arnold, A. Miller Boise and N. Crawford as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton ordinary shares held by the undersigned on February 24, 2020, at the Annual General Meeting of Shareholders to be held at Eaton House, 30 Pembroke Road, Dublin 4, Ireland, on April 22, 2020, at 8:00 a.m. local time and at any adjournments thereof.

For Eaton employees and former employees who own shares through the employee savings plans managed by Fidelity Management Trust Company or Banco Popular de Puerto Rico (each a "Trustee") (Eaton Savings Plan, Eaton Personal Investment Plan, or Eaton Puerto Rico Savings Plan): This proxy card includes shares received through the plans described above and held on February 24, 2020 by Fidelity Management Trust Company or Banco Popular de Puerto Rico, as applicable. This card provides instructions to Fidelity Management Trust Company or Banco Popular de Puerto Rico for voting plan shares. For the Eaton Savings Plan, Eaton Personal Investment Plan, or Eaton Puerto Rico Savings Plan, if voting instructions are not received by 11:59 p.m. EDT on April 19, 2020, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the plans.

This card, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the meeting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

This form must be completed, signed and dated on reverse side.